SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☐     Preliminary Proxy Statement

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☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material under § 240.14a–12

ENTROPIC COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6290 Sequence Drive

San Diego, CA 92121

April 14, 2011

Dear Stockholder:

We hereby cordially invite you to attend our 2011 Annual Meeting of Stockholders, which will be held at Entropic Communications’ corporate headquarters located at 6290 Sequence Drive, San Diego, California, at 2:00 p.m., Pacific Daylight Time, on Thursday, May 19, 2011. The formal meeting notice and proxy statement are attached.

At this year’s Annual Meeting, our stockholders will be asked to:

•	elect the two nominees for director named in the proxy statement to hold office until our 2014 Annual Meeting of Stockholders;

•

reapprove the Internal Revenue Code Section 162(m) performance criteria and award limits of the Entropic Communications, Inc. 2007 Equity Incentive Plan to permit us to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended;

•	cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement;

•	cast an advisory vote on the frequency with which advisory votes on the compensation of our executive officers will be held;

•	ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

•	transact any other business that properly comes before the 2011 Annual Meeting of Stockholders and any adjournment or postponement.

Whether or not you plan to attend the 2011 Annual Meeting of Stockholders, it is important that your shares be represented and voted at the meeting. We urge you to vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your proxy card. If your shares are held in the name of a broker, bank or other holder of record, you will receive a voting instruction form in lieu of a proxy card and, depending on the instructions provided by your broker, bank or other holder of record, may also be eligible to vote by telephone or electronically. Timely voting by any of these methods will ensure your representation at the 2011 Annual Meeting of Stockholders.

We look forward to seeing you on May 19, 2011.

Sincerely,

Lance W. Bridges

Vice President, General Counsel and Secretary

HOW TO VOTE

Most stockholders have a choice of voting by mail using a traditional proxy card or in person. Some beneficial owners of shares may also have the choice of voting on the Internet or by telephone. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you.

REDUCE PRINTING AND MAILING COSTS

If you share the same last name with other stockholders living in your household, you may opt to receive only one copy of future proxy statements and annual reports. Please see the response to the question What is “householding” and how does it affect me? for more information on this important stockholder program.

If you wish to obtain additional copies of our proxy statement and our 2010 annual report, you may download these documents from our website at ir.entropic.com/financials.cfm.

ENTROPIC COMMUNICATIONS, INC.

6290 Sequence Drive

San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	2:00 p.m., Pacific Daylight Time, on Thursday, May 19, 2011.

PLACE	Entropic Communications, Inc.
Corporate Headquarters
6290 Sequence Drive
San Diego, CA 92121

ITEMS OF BUSINESS	• To elect the two nominees for director named in the accompanying proxy statement to hold office until our 2014 Annual Meeting of Stockholders.

• T	o reapprove the Internal Revenue Code Section 162(m) performance criteria and award limits of the Entropic Communications, Inc. 2007 Equity Incentive Plan to permit us to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

• T	o cast an advisory vote on the compensation of our executive officers, as disclosed in this proxy statement.

• T	o cast an advisory vote on the frequency with which advisory votes on the compensation of our executive officers will be held.

• T	o ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.

• T	o transact any other business that properly comes before the 2011 Annual Meeting of Stockholders and any adjournment or postponement.

RECORD DATE	You can vote if you are a stockholder of record at the close of business on March 30, 2011.

ANNUAL REPORT	Our 2010 annual report is enclosed with these materials as a separate booklet. You may also access our 2010 annual report through our website at ir.entropic.com/financials.cfm. Our 2010 annual report is not a part of the proxy solicitation materials.

PROXY VOTING	It is important that your shares be represented and voted at the 2011 Annual Meeting of Stockholders. You can vote your shares by completing and returning your proxy card. See details under the question How do I vote? under “Proxy Statement—Questions and Answers about the Annual Meeting and Voting” below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2011: The notice of annual meeting, proxy statement and 2010 annual report are available on our website at ir.entropic.com/financials.cfm.

Lance W. Bridges

April 14, 2011	Vice President, General Counsel and Secretary

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, California 92121

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held May 19, 2011

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Entropic Communications, Inc., a Delaware corporation, of proxies to be voted at our 2011 Annual Meeting of Stockholders, or Annual Meeting, and at any adjournment or postponement. In this proxy statement, “Entropic,” the “Company,” “we,” “us” and “our” refer to Entropic Communications, Inc. and our wholly-owned subsidiaries.

You are invited to attend our Annual Meeting, which will take place on Thursday, May 19, 2011, beginning at 2:00 p.m. Pacific Daylight Time. The Annual Meeting will be held at our corporate headquarters located at 6290 Sequence Drive, San Diego, California 92121.

This proxy statement and the accompanying proxy card, notice of annual meeting and voting instructions are being mailed on or about April 14, 2011 to all stockholders of record entitled to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Entropic common stock at the close of business on March 30, 2011, are entitled to receive these proxy materials and to vote their shares at the Annual Meeting. As of that date, there were 85,621,048 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with Entropic’s transfer agent, American Stock Transfer & Trust Company, LLC, or the Transfer Agent, you are considered, for those shares, to be the “stockholder of record.” The notice of annual meeting, proxy statement, proxy card documents and 2010 annual report have been sent directly to you by Entropic.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The notice of annual meeting, proxy statement, proxy card documents and 2010 annual report have been forwarded to you by your broker, bank or other holder of record who is considered, for those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How many votes do I have?

You are entitled to one vote on each matter properly brought before the Annual Meeting for each share of common stock that you own as of the close of business on March 30, 2011.

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	1

How do I vote?

You may vote using any of the following methods:

•	By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to Entropic Communications, Inc., c/o American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, New York, New York 10038.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other holder of record. Simply complete and mail the proxy card provided to the address provided by your broker, bank or other holder of record.

You may still attend the Annual Meeting in person even if you have already voted by proxy.

• In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting and will be provided with a ballot at the meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a proper proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Follow the instructions from your broker, bank or other holder of record included with these proxy materials, or contact your broker, bank or other holder of record to request a proxy form.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

•	By telephone or on the Internet (available only to beneficial owners, if at all)

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•	giving written notice to the corporate secretary of the Company at our corporate headquarters;

•	delivering a valid, later-dated proxy, in a timely manner; or

•	voting by ballot in person at the Annual Meeting (simply attending the meeting will not, by itself, revoke your earlier proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote in person at the Annual Meeting if you obtain a proper proxy as described in the answer to the previous question.

All shares for which proxies or ballots have been properly completed and submitted and have not been revoked will be voted at the Annual Meeting.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, your shares are registered in more than one name or held in different accounts. Please complete, sign and return each proxy card to ensure that you vote all of your shares.

2	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, proxy statement and 2010 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who do not wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2010 annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company, LLC (in writing: 59 Maiden Lane, New York, New York 10038; by telephone: 1-800-937-5449).

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2010 annual report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact American Stock Transfer & Trust Company, LLC as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 6290 Sequence Drive, San Diego, California, by contacting our corporate secretary.

What are the voting requirements to elect the two nominees for director named in Nominees for Class I Director and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality	No
Reapproval of Section 162(m) Performance Criteria and Award Limits	Majority of the shares present at the meeting	No
Advisory Vote on Named Executive Officer Compensation	Majority of the shares present at the meeting	No
Advisory Vote on Frequency of Named Executive Officer Compensation Advisory Votes	Majority of the shares present at the meeting	No
Ratification of Ernst & Young LLP	Majority of the shares present at the meeting	Yes

The presence of the holders of at least a majority of the outstanding shares of Entropic common stock entitled to vote at the Annual Meeting (i.e., 42,810,525 shares), present in person or represented by proxy, is necessary to constitute a quorum. Your shares will be counted towards the quorum requirement only if a valid proxy is submitted by you or by your broker, bank or other holder of record on your behalf, or if you vote in person at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	3

owner. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. However, your broker, bank or other holder of record does not have discretionary authority to vote on the election of directors or on any proposal on or related to executive compensation without instructions from you. In the absence of such instructions, a “broker non-vote” will occur and your shares will not be voted on these proposals. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors to your broker, bank or other holder of record.

•	Election of directors

Under our amended and restated bylaws, in the case of an uncontested election, such as the election of two directors contemplated at the Annual Meeting, the two nominees receiving the most “for” votes will be elected to our board of directors. Only votes “for” or “withheld” will affect the outcome of the election of our director nominees. Abstentions are not counted as votes “for,” or “withheld” against, any nominee.

•	Reapproval of Section 162(m) Performance Criteria and Award Limits

Under our amended and restated bylaws, to reapprove the Internal Revenue Code Section 162(m) performance criteria and award limits of the Entropic Communications, Inc. 2007 Equity Incentive Plan the proposal must receive “for” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” will have no effect.

•	Advisory Vote on Executive Compensation

Under our amended and restated bylaws, to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement the proposal must receive “for” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” will have no effect.

•	Advisory Vote on Frequency of Executive Compensation Advisory Votes

Under our amended and restated bylaws, the frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote will be considered the frequency preferred by the stockholders. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” will have no effect.

•	Ratification of Ernst & Young LLP

Under our amended and restated bylaws, to approve the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 the proposal must receive “for” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” will have no effect.

Could other matters be decided at the Annual Meeting?

At the date this proxy statement went to press, we were not aware of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the persons named in your proxy card will have the discretion to vote on those matters for you.

4	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

Can I access the notice of annual meeting, proxy statement and 2010 annual report on the Internet?

The notice of annual meeting, proxy statement and 2010 annual report are available on our website at ir.entropic.com/financials.cfm.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission and other means of communication. Our directors, officers and employees will not receive any compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other holders of record for the cost of forwarding proxy materials to beneficial owners.

Who will count the vote?

Representatives of our transfer agent, American Stock Transfer & Trust Company, LLC, will tabulate the votes and our corporate secretary will act as the inspector of election.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We intend to file a Current Report on Form 8-K with the SEC within four business days of the date of the Annual Meeting to announce the final voting results. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

When are stockholder proposals due for Entropic’s 2012 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing to our corporate secretary at our corporate headquarters by December 16, 2011. If you wish to submit a stockholder proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted to our corporate secretary no later than February 19, 2012. Please review our amended and restated bylaws, which contain additional requirements regarding advance notice of stockholder proposals, including the types of information required to be included in such proposals.

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Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	5

GOVERNANCE OF THE COMPANY

GOVERNANCE INFORMATION

Entropic Policies on Business Ethics and Conduct

We are committed to maintaining the highest standards of business conduct and ethics and, accordingly, have adopted a Code of Business Conduct and Ethics that reflects the business practices and principles of behavior that support our commitment. All of our directors and employees, including our chief executive officer, chief financial officer and principal accounting officer, or the Principal Officers, are required to abide by the spirit, as well as the letter, of our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business.

Each of our directors and employees is required to report any suspected or actual violation of our Code of Business Conduct and Ethics of which he or she becomes aware. The Sarbanes-Oxley Act of 2002, as amended, requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The full text of our Code of Business Conduct and Ethics is published on our website at ir.entropic.com/governance.cfm. We will disclose any future amendment to, or waiver from, any provision of our Code of Business Conduct and Ethics for any Principal Officer or member of our board of directors, or our board, on our website within four business days following the date of such amendment or waiver.

Board Leadership Structure

Our board of directors is led by Mr. Umesh Padval, our independent chairman of the board. As set forth in our amended and restated bylaws, when present our chairman of the board presides at all meetings of the board and stockholders. He also performs other duties commonly assigned to the chairman of the board, or which may be prescribed from time to time by our board. In our case, this means that our independent chairman is also responsible for:

•	setting the agenda for board meetings, in consultation with our president and chief executive officer and other members of the board;

•	calling and presiding over meetings of the independent directors; and

•	managing the board’s process for annual director self-assessment evaluations.

The board does not have a policy that would prevent our president and chief executive officer from serving as chairman of the board if that were deemed by the board to be in the best interests of the Company. In fact, Patrick Henry, our president and chief executive officer, served as chairman of our board from July 2007 until January 2009. However, the board believes that there may be advantages to having a chairman who is independent of management for matters such as communications and relations between the board, the president and chief executive officer and other senior management; assisting the board in reaching consensus on particular strategies and policies; and facilitating robust director, board and chief executive officer evaluation processes. In order to help realize these advantages, in January 2009, our board appointed one of our independent directors, Mr. Padval, to serve as chairman of the board while Mr. Henry continued to lead the Company as its president and chief executive officer.

6	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

Our Board’s Role in Risk Oversight

Our business involves many unavoidable operational and financial risks, such as those that we disclose periodically in our filings with the SEC. Our management is responsible for identifying risks related to significant business activities, and developing programs for monitoring and controlling or mitigating such risks. The board implements its risk oversight responsibilities by having management provide briefings or engage in discussion and analysis with the board regarding business risks and our risk management efforts. In some cases, such as strategic risks associated with entering new markets or product development, risks and risk controls are discussed with the board as part of the regular process of approving management’s goals and operating plans. In other cases, certain committees of the board are responsible for oversight of specific risk topics. For example, the audit committee oversees issues related to disclosure controls and internal control over financial reporting, and the compensation committee oversees risks related to compensation programs, as discussed in greater detail below. A discussion of relevant risks and risk controls is frequently included in management’s presentations to the board and its committees; and board members assess and oversee risks as a part of their review of business, financial or other activities of the Company. From time to time, the board also receives specific reports on enterprise risk management, in which the identification and control of risks are the primary topics of discussion.

Risk Assessment in Compensation Programs. As required by the SEC’s rules, our management assessed our executive and broad-based compensation and benefits programs on a company-wide basis to determine if the programs’ provisions and operations create undesired or unintentional risks of a material nature. Based on such assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Executive Sessions of the Board of Directors

As required under the applicable listing standards of The NASDAQ Stock Market, or NASDAQ, executive sessions, or meetings attended only by outside or non-employee members of our board, are held regularly to review the report of the independent registered public accounting firm, the leadership and performance of the president and chief executive officer and other senior management, management’s business strategy and operational and financial goals, and any other relevant matters. In 2010, non-employee members of the board met six times in executive sessions of regularly scheduled and special board meetings. Mr. Padval presided at each of these executive sessions in his capacity as our independent chairman.

Director Independence

As a company that is listed on The NASDAQ Global Select Market, we are required, under NASDAQ’s listing standards, to maintain a board comprising a majority of “independent” members, as determined affirmatively by our board. With the assistance of legal counsel to the Company, our board reviewed the applicable legal standards for board member and board committee independence as in effect from time to time, including the NASDAQ listing standards. Our board also reviewed a summary of the answers to annual questionnaires completed by each of the non-officer directors and a report of transactions with director-affiliated persons and entities.

On the basis of this review, our board affirmatively determined that except for Mr. Henry, all individuals who served as our directors in 2010 and who will continue to serve as our directors in 2011, including those directors standing for re-election at the Annual Meeting, are independent of the Company and its management under the standards described above. Mr. Henry is not considered an independent director because of his employment as president and chief executive officer of the Company.

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	7

Stockholder Communications with the Board of Directors

Our board has adopted a formal process by which stockholders and other interested parties may communicate with our board or any of its directors on board-related issues. Stockholders and other interested parties who wish to communicate with our board or any of its members may do so by sending written communications addressed to 6290 Sequence Drive, San Diego, California 92121, Attn: Secretary. Each written communication must set forth (i) the name and address of the stockholder on whose behalf the communication is being sent, and (ii) the number of shares of Entropic common stock beneficially owned by such stockholder as of the date of such communication.

Relevant communications are distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board has requested that certain items that are unrelated to the duties and responsibilities of the board be excluded, including, for example:

•	product complaints;

•	product inquiries;

•	new product suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Our corporate secretary will determine whether these communications should be presented to the board or any one or more directors.

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8	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

BOARD AND COMMITTEE MEMBERSHIP

Members of our board are kept informed of our business through discussions with our president and chief executive officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the board and its committees.

We encourage, but do not require, our directors and nominees for director to attend our Annual Meeting of Stockholders. At our 2010 Annual Meeting of Stockholders, two of our directors attended in person.

During 2010, our board met six times in regularly scheduled and special meetings and had three standing committees. Those standing committees consisted of an audit committee, a nominating and corporate governance committee and a compensation committee. Except for Mr. Walecka, who resigned from our board of directors in May 2010, each of our directors attended more than 75 percent of the regularly scheduled and special meetings of the board and board committees on which they served in 2010, held during the period for which they were directors or committee members, respectively. Mr. Walecka attended less than 75 percent of the regularly scheduled and special meetings of the board and board committees on which he served in 2010, held during the period prior to his resignation.

The table below provides 2010 membership and meeting information for each of the board committees. Mr. Henry was not a member of any board committee in 2010.

Name	Audit		Nominating and Corporate Governance		Compensation
Mr. Robert Bailey+					X
Mr. Thomas Baruch			X	*	X
Mr. Keith Bechard	X
Mr. Amir Mashkoori++#	X		X
Dr. Kenneth Merchant	X	*
Mr. Umesh Padval			X		X	*
Dr. Theodore Tewksbury++	X
Mr. John Walecka+##					X
Total 2010 Meetings	6		3		6

   *   Committee Chair

  +   In September 2010, Mr. Bailey joined our board and filled the vacancy on the compensation committee that resulted from Mr. Walecka’s resignation.

++  In September 2010, Mr. Tewksbury joined our board and replaced Mr. Mashkoori as a member of the audit committee.

  #   Mr. Mashkoori has informed us that he will not stand for re-election to our board and, in connection therewith, has tendered his irrevocable resignation from the board and from the nominating and corporate governance committee effective as of May 18, 2011.

##   Mr. Walecka’s resignation from the board and compensation committee was effective as of May 19, 2010.

The Audit Committee

The three-person audit committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The audit committee met six times in 2010. Under the terms of its charter, the audit committee oversees the Company’s corporate accounting and financial reporting processes on behalf of the board and confers

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	9

with management and the Company’s independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal controls over financial reporting. The committee reviews and discusses with management and the Company’s independent registered public accounting firm on matters relating to the annual audit, the financial statements and management’s discussion and analysis proposed to be included in the Company’s SEC filings, earnings and certain press releases containing information relating to material developments and the presentation of financial statements and the accounting principles applied. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors and is responsible for evaluating the independent auditors’ qualifications, performance and independence, as well as approving any non-audit services to be performed by the independent auditors. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The audit committee reviews reports from management relating to the status of compliance with certain laws, regulations and internal policies and procedures, including our Related-Person Transactions Policy and Code of Business Conduct and Ethics. The committee is also responsible for reviewing and discussing with management and the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management related to financial controls, disclosure controls and management of the Company’s assets.

The audit committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The audit committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Our board has determined that each of the members of the audit committee is independent within the meaning of the applicable NASDAQ listing standards and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

A copy of the audit committee charter is available on our website at ir.entropic.com/governance.cfm.

Audit Committee Financial Expert

Our board has determined that Dr. Merchant qualifies as an “audit committee financial expert” for the purposes of the SEC’s rules. In making this determination, our board has considered Dr. Merchant’s formal education, his current position with the University of Southern California, his accounting and auditing firm experience, and the nature and scope of his previous experience with public companies.

The Nominating and Corporate Governance Committee

The three-person nominating and corporate governance committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The nominating and corporate governance committee met three times in 2010. Under the terms of its charter, the nominating and corporate governance committee is responsible for overseeing all aspects of the Company’s corporate governance functions on behalf of the board. This includes determining the minimum qualifications for service on the board, monitoring the size of the board, and identifying, reviewing, evaluating, nominating and recommending candidates to serve on the board, including reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the board and considering director candidates nominated by stockholders.

The committee is responsible for overseeing and reviewing the processes and procedures used by the Company to provide information to the board and board committees. The committee periodically reviews, discusses and

10	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

assesses the performance of the board and board committees, including the independence of directors. The committee also periodically reviews with the chief executive officer the Company’s succession plans for the chief executive officer and other key executive officer positions and is responsible for recommending to the board suitable candidates to succeed to these positions.

At this time, our nominating and corporate governance committee has not adopted any specific policies or any specific process for identifying, reviewing, evaluating, nominating or recommending candidates to serve on the board. However, the committee requires candidates for director nominees to be able to fulfill the core responsibilities required of directors, including devoting sufficient time to our affairs and participating in board and committee meetings. Candidates are also expected to have personal integrity and demonstrate a commitment to the Company, its values and its business and to long-term stockholder value. In addition, the committee will consider such factors as the professional background and experience of each candidate, his or her independence under applicable NASDAQ and SEC rules, and whether a candidate’s service on the boards of other companies is likely to interfere with his or her service on our board. The board will also consider such factors as the need for, and benefits of, diversity as to gender, ethnic backgrounds, experience and expertise in the composition of the board. The committee retains the right to modify its requirements from time to time. The committee will consider director candidates recommended by our stockholders. The committee does not intend to alter the manner in which it evaluates director candidates, including the preceding criteria, based on whether or not the director candidate was recommended by a stockholder.

Our board has also determined that each of the members of the nominating and corporate governance committee is independent within the meaning of the applicable NASDAQ listing standards and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

A copy of the nominating and corporate governance committee charter is available on our website at ir.entropic.com/governance.cfm.

The Compensation Committee

The three-person compensation committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The compensation committee met six times in 2010. Under the terms of its charter, the role of the compensation committee is to:

•	review, modify and approve the Company’s overall compensation strategies and policies;

•	review and approve corporate performance goals and objectives as they relate to our management compensation plans and determine whether and to what extent such goals and objectives have been met;

•

determine and approve the compensation and other terms of employment of our chief executive officer and our other executive officers, including the executive officers named in the Company’s annual proxy statement, taking into consideration each officer’s success in achieving his or her performance goals and objectives, as such goals and objectives have been approved by the committee;

•	review the competitiveness of our executive compensation programs and evaluate the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	review and approve compensation that is paid to non-employee directors;

•	review and approve the adoption, amendment and termination of the Company’s stock, bonus and deferred compensation plans, if any;

•	administer our equity plans, including granting options and awards under these plans;

•	review and discuss with the Company’s management the content, and recommend to the board the inclusion, of the Compensation

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	11

Discussion and Analysis discussion in the Company’s annual proxy statement and other SEC filings; and

•	prepare and review the report of the compensation committee for inclusion in the proxy statement.

In making its compensation decisions, the compensation committee generally follows a set of processes and procedures that it has established. Further, as permitted in its charter, the compensation committee has formed and delegated to a non-executive stock option subcommittee authority to grant equity awards to non-officer employees. The processes and procedures of, and the scope of authority granted to the non-executive stock option committee by the compensation committee are described in detail in Compensation Discussion and Analysis.

Our board has also determined that each of the members of the compensation committee is independent, within the meaning of the applicable NASDAQ listing standards. In addition, each committee member is a “non-employee director” as defined under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined in section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

A copy of the compensation committee charter is available on our website at ir.entropic.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation

During 2010 the following directors served as members of the compensation committee: Messrs. Baruch, Padval, Walecka and Bailey. Mr. Walecka resigned from our board of directors and the compensation committee in May 2010. In September 2010, Mr. Bailey filled the vacancy on the compensation committee that resulted from Mr. Walecka’s resignation. No member of our compensation committee has ever been an officer or employee of the Company and no executive officer of the Company currently serves, or has served during the 2010 fiscal year, on the compensation committee or board of directors of any entity that has one or more executive officers serving as a member of our board or compensation committee.

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12	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

2010 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our board has adopted a compensation policy that applies to all of our non-employee directors. In accordance with this policy, our non-employee directors received cash compensation and equity compensation consisting of stock options for their annual compensation for the year ended December 31, 2010. The total 2010 compensation of our non-employee directors is shown in the 2010 Director Compensation Table below. Employee directors do not receive any compensation in connection with their service on our board.

2010 Non-Employee Director Compensation

During 2010 our non-employee directors received cash and equity compensation for services on our board. The cash compensation component of our 2010 non-employee director compensation policy was modified in August 2010 and such modifications became effective as of October 1, 2010. During the period January 1, 2010 to September 30, 2010, each non-employee director received the following compensation for services on our board pursuant to our 2010 non-employee director compensation policy:

•	an annual cash retainer of $10,000 ($30,000 for our independent chairman); and

•	$2,500 for attending each board meeting in person and $1,000 for attending each board meeting that lasts for more than one hour by telephone.

During the period January 1, 2010 to September 30, 2010, members of board committees received additional annual retainers as follows:

•	Audit committee: $20,000 for serving as the chair and $6,000 for serving as a member of the committee

•	Nominating and corporate governance committee: $5,000 for serving as the chair and $2,000 for serving as a member of the committee
•	Compensation committee: $10,000 for serving as the chair and $4,000 for serving as a member of the committee

During the period October 1, 2010 to December 31, 2010, each non-employee director received the following compensation for services on our board pursuant to our modified 2010 non-employee director compensation policy:

•	an annual cash retainer of $30,000; and

•

for meetings in excess of eight per calendar year, $1,000 for attending each excess board meeting in person and $500 for attending each excess board meeting that lasts for more than one hour by telephone.

During the period October 1, 2010 to December 31, 2010, members of board committees received additional annual retainers as follows:

•	Audit committee: $20,000 for serving as the chair and $8,000 for serving as a member of the committee

•	Nominating and corporate governance committee: $5,000 for serving as the chair and $3,000 for serving as a member of the committee

•	Compensation committee: $10,000 for serving as the chair and $5,000 for serving as a member of the committee

All of the annual retainers were prorated to take into account (a) the date that an individual joined or resigned from the board or committee, as applicable, and (b) the date that the modifications to the cash component of our 2010 non-employee director compensation policy became effective.

We also reimbursed our non-employee directors for their reasonable expenses incurred in attending the meetings of our board and board committees and for attending approved director education programs or seminars.

Our 2010 non-employee director compensation policy also provided that each board member would also receive an additional $2,000 in

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annual retainer for serving on any additional standing board committee that may have been formed from time to time. During 2010, no additional standing board committees were formed.

Under the terms of our 2010 non-employee director compensation policy and our stockholder-approved 2007 non-employee directors’ stock option plan, or the Directors’ Plan, on the date of our 2010 Annual Meeting of Stockholders, each of our non-employee directors who had served on our board for at least 180 days prior to such 2010 Annual Meeting and continued as a director following such 2010 Annual Meeting was granted an option to purchase 12,769 shares of our common stock at an exercise price equal to the closing sale price of Entropic common stock of $4.83 per share, as reported on The NASDAQ Global Market on the grant date. In addition, pursuant to our non-employee directors compensation policy, in May 2010, Mr. Padval, our continuing independent chairman, received an additional grant of an option to purchase 6,384 shares of our common stock under the terms of our 2007 equity incentive plan to compensate him for the additional responsibilities that he agreed to undertake as our independent chairman and, in September 2010, each of Mr. Bailey and Dr. Tewksbury received a grant of an option to purchase 51,076 shares of our common stock under the terms of our 2010 non-employee director compensation policy and the Directors’ Plan due to each of their election to our board for the first time. Mr. Padval’s option was granted at an exercise price equal to the closing sale price of Entropic common stock of $4.83 per share, as reported on The NASDAQ Global Market on the grant date. Mr. Bailey’s and Dr. Tewksbury’s options were each granted at an exercise price equal to the closing sale price of Entropic common stock of $8.30 per share, as reported on The NASDAQ Global Market on the grant date.

2011 Non-Employee Director Compensation

The cash component of our 2010 non-employee director compensation policy, as modified in August 2010, will remain the same for 2011, except that (i) in January 2011, the additional annual retainer for service on an additional standing board committee was modified from a pre-determined $2,000 per committee per year to an amount to be determined by our board of directors at the time the standing committee is formed and (ii) in March 2011, effective January 1, 2011, the annual cash retainer payable to the independent chairman was increased from $30,000 to $50,000. As in 2010, board members are not entitled to an additional annual retainer for serving on any temporary, or adhoc, board committees that may be formed from time to time.

The equity compensation component of our 2011 non-employee director compensation policy and Directors’ Plan was modified in December 2010, with respect to non-employee directors, other than our independent chairman, and in March 2011, was further amended with respect to our independent chairman. As modified, under the terms of our 2011 non-employee director compensation policy, on the date of each Annual Meeting of Stockholders beginning with our 2011 Annual Meeting, each non-employee director, whose term on our board continues following each Annual Meeting of Stockholders and who has served on our board for at least 90 days prior to such Annual Meeting, automatically receives an option to purchase 10,000 shares of our common stock, vesting in equal monthly installments over one year following the grant date, and a restricted stock unit, or RSU, award for a number of shares of common stock equal to $50,000 divided by the closing sale price of our common stock per share as reported on The NASDAQ Global Select Market on the grant date, vesting in full on the one year anniversary of the grant date. In addition, under the terms of our 2011 non-employee director compensation policy and Directors’ Plan, beginning in 2011, individuals joining our board for the first time will receive an automatic initial grant of an option to purchase 40,000 shares of our common stock, vesting in equal monthly installments over four years following the grant date.

14	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

2010 Director Compensation Table

The following table shows the compensation earned by our non-employee directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	(1)(2)	Total ($)
Mr. Robert Bailey+	12,417	285,004	(3)	297,421
Mr. Thomas Baruch*	31,750	41,499		73,249
Mr. Keith Bechard	29,000	41,499		70,499
Mr. Amir Mashkoori	28,750	41,499		70,249
Dr. Kenneth Merchant*	42,500	41,499		83,999
Mr. Umesh Padval*#	52,250	62,247	(4)	114,497
Dr. Theodore Tewksbury++	13,333	285,004	(3)	298,337
Mr. John Walecka##	8,333	—		8,333

   * 2010 Committee Chair

  + Mr. Bailey joined our board and the compensation committee in September 2010

  # Independent Chairman

++ Dr. Tewksbury joined our board and the audit committee in September 2010

## Mr. Walecka resigned from the board in May 2010

(1)	The reported values of these option awards reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718 that are attributable to stock option awards granted to the non-employee directors during the year 2010. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the non-employee directors. The assumptions that we made to determine the value of our awards for accounting purposes are described in detail under the section titled Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 3, 2011, or the Annual Report.

(2)	Under the Directors’ Plan, each non-employee director who continued serving on the board following the 2010 Annual Meeting of Stockholders automatically received an annual grant of an option to purchase 12,769 shares of our common stock at the exercise price of $4.83 per share, the closing price of our common stock on the date of grant as reported by The NASDAQ Global Market. These options vest in equal monthly installments over a 12-month period.

(3)	Under the Directors’ Plan, upon his initial appointment to the board in September 2010, each of Mr. Bailey and Dr. Tewksbury automatically received a one-time grant of an option to purchase 51,076 shares of our common stock at the exercise price of $8.30 per share, the closing price of our common stock on the date of grant, as reported by The NASDAQ Global Market. This option vests in equal monthly installments over a four-year period.

(4)	In addition to the annual grant described in footnote (2) that Mr. Padval received under the Directors’ Plan, in May 2010, pursuant to the non-employee directors compensation policy, he received a grant of an option to purchase 6,384 shares of our common stock at the exercise price of $4.83 per share, the closing price of our common stock on the date of grant, as reported by The NASDAQ Global Market. This option award was granted to Mr. Padval under the terms of our 2007 equity incentive plan as compensation for the additional responsibilities that Mr. Padval agreed to undertake due to his appointment to the board as independent chairman and vests in equal monthly installments over a 12-month period.

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SECURITIES OWNERSHIP

The table below sets forth certain information known to us with respect to the number of shares of our common stock and the percentage of our outstanding common stock beneficially owned as of February 28, 2011 by (i) each individual and entity known by us to beneficially own more than five percent of our common stock, (ii) each of our directors (including the nominees for director named in this proxy statement), (iii) each executive officer who is listed on the 2010 Summary Compensation Table, or the named executive officers, and (iv) all of our current directors and executive officers as a group. The reported percentage ownership is calculated based on 85,554,693 shares outstanding as of February 28, 2011, adjusted pursuant to the rules and regulations of the SEC.

	Beneficial Ownership (1)
	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Issuable Pursuant to RSUs	(2)	Issuable Upon Exercise of Stock Options	(3)	Total	Percent of Total
Five percent or greater stockholders
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	4,600,000	—		—		4,600,000	5.4%
FMR LLC(5) 82 Devonshire Street Boston, MA 02109	4,297,400	—		—		4,297,400	5.0%
Directors and named executive officers
Mr. Robert Bailey	—	—		7,448		7,448	*
Mr. Thomas Baruch	3,620,749	—		88,318	(6)	3,709,067	4.3%
Mr. Keith Bechard	—	—		35,113		35,113	*
Mr. William Bradford	5,000	—		29,586		34,586	*
Dr. Michael Farese	—	—		—		—	*
Mr. Vinay Gokhale	—	—		39,000		39,000	*
Mr. Patrick Henry	679,126	—		752,612	(7)	1,431,738	1.7%
Mr. David Lyle	—	—		139,586		139,586	*
Mr. Amir Mashkoori(8)	—	—		37,242		37,242	*
Dr. Kenneth Merchant	82,543	—		135,703		218,246	*
Mr. Umesh Padval	30,769	—		98,017		128,786	*
Dr. Theodore Tewksbury	—	—		7,448		7,448	*
All executive officers and directors as a group (15 persons)	4,480,379	—		1,504,520		5,984,899	7.0%

*	Less than one percent.

(1)

The information reported in this table is compiled from information that our executive officers and directors have supplied to us and through our good faith review of our stock records, which are maintained by our Transfer Agent, and Schedules 13G that are available to us from the SEC’s website. Unless we have otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by them. The beneficial ownership of shares of our common stock is determined in accordance with the rules of the SEC and generally includes

16	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

voting or investment power with respect to securities. Shares of common stock subject to options or RSUs currently exercisable or vested and issuable, or that will be exercisable or vested and issuable within 60 days of February 28, 2011, are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership but are not treated as outstanding for computing the percentage of ownership of any other person.

(2)	Including shares of common stock that are vested and issuable or that will vest and become issuable within 60 days of February 28, 2011 pursuant to RSUs.

(3)	Including shares of common stock which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 28, 2011.

(4)	This information is based on the Schedule 13G filed with the SEC on January 31, 2011 by BlackRock, Inc., which reflects beneficial ownership as of December 31, 2010. BlackRock, Inc. report that it had beneficial ownership of, and sole voting and dispositive power with respect to, 4,606,642 shares of our common stock.

(5)	This information is based on the Schedule 13G filed with the SEC on February 11, 2011 by FMR LLC, which reflects beneficial ownership as of December 31, 2010. FMR LLC reported that it had beneficial ownership of, and sole dispositive power with respect to, 4,297,400 shares of our common stock, sole power to vote 1,000 shares, shared voting and dispositive power for none of the shares. The Schedule 13G includes shares beneficially owned by Edward C. Johnson, 3d and family members, and Fidelity Management & Research Company, or Fidelity, a wholly owned subsidiary of FMR LLC, in its capacity as investment adviser to various registered investment companies, or Fidelity funds. Mr. Johnson is Chairman of FMR LLC. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR LLC voting common stock and the execution of a stockholders’ voting agreement, may be deemed a controlling group with respect to FMR LLC. The Schedule 13G also states that neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the Fidelity funds’ boards of trustees pursuant to established guidelines.

(6)	These shares include 3,207,566 shares held by CMEA Ventures Information Technology II, L.P., or CMEA IV, and 402,573 shares held by CMEA Ventures Information Technology II, Civil Law Partnership, or CMEA IV Parallel. By virtue of CMEA IV’s and CMEA IV Parallel’s relationship as affiliated limited partnerships whose general partner and managing partner is CMEA Ventures IT Management II, L.P., or CMEA IV Management, CMEA IV and CMEA IV Parallel may each be deemed to share the power to direct the disposition and vote all of these shares. As the sole general partner and managing partner of CMEA IV and CMEA IV Parallel, CMEA IV Management may be deemed to own beneficially all of these shares. As the individual general partners of CMEA IV Management, Mr. Thomas Baruch, a member of our board, and Mr. James Watson likewise may be deemed to own beneficially all of these shares. Mr. Baruch disclaims beneficial ownership of these shares.

(7)	Of these shares, 349,952 shares, 157,418 shares and 157,418 shares are held by the Patrick C. Henry and Wendy A. Henry Family Trust, the Patrick C. Henry 2007 Annuity Trust and the Wendy A. Henry 2007 Annuity Trust, respectively, of which Mr. Henry and his wife, Wendy Henry, are co-trustees.

(8)	Mr. Mashkoori has notified us that he will not stand for re-election to our board. If Mr. Mashkoori’s shareholding was excluded, our directors and named executive officers as a group would beneficially own 5,751,018 shares of our common stock, or 6.7 percent of our outstanding common stock as of February 28, 2011.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC and NASDAQ initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Our directors, executive officers and those holders of more than 10 percent of our equity securities, if any, are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based on our review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that in 2010, all of our directors and executive officers who are subject to Section 16(a) of the Exchange Act met all applicable filing requirements, except for a late filing by Mr. Baruch, a member of our board of directors and a founder and partner emeritus of CMEA Ventures IT Management II, L.P., or CMEA GP, reporting, on Form 4, a pro rata distribution of shares of our common stock by CMEA Ventures Information Technology II, L.P. and CMEA Ventures Information Technology II, Civil Law Partnership, together CMEA, to their respective equity holders and Mr. Baruch’s acquisition of his pro rata share of the shares of our common stock distributed to him by CMEA. CMEA GP is the sole general partner of CMEA. This form was inadvertently filed late due to an administrative error.

REVIEW OF RELATED PERSON TRANSACTIONS

Our board adopted a written Related-Person Transactions Policy, which is administered by our audit committee, that sets forth our policies and procedures regarding the identification, review, consideration and oversight of any transaction or series of transactions involving more than $120,000 and in which we and one or more related persons are participating. We refer to these transactions as “related person transactions.” For purposes of our policy only, a “related person” is any executive officer, director or beneficial owner of more than five percent of our capital stock, including their immediate family members and their affiliates.

Under the policy, our audit committee must approve each related person transaction before it is consummated. In the event that it is inappropriate for the audit committee to review a related person transaction for reasons of conflict of interest or otherwise, an independent body of our board will review and provide oversight over the approval of the transaction. Each of our directors and executive officers are required to identify to the audit committee any related person transaction involving such director, executive officer or stockholder or any of their immediate family members or affiliates.

Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve a related person transaction and will approve only those transactions that are in our best interests and the best interests of our stockholders. If we become aware of an existing related person transaction that has not been approved under our Related-Person Transactions Policy, the matter will be referred to the audit committee and the audit committee will evaluate all options available to it, including ratification, revision or termination of the transaction.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2010, we have not entered into any related person transactions involving more than $120,000 other than transactions involving equity and other compensation, termination, change of control and other arrangements for our directors and executive officers that are

18	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

described under 2010 Compensation of Non-Employee Directors, in the case of our non-employee directors, and under Executive Compensation, in the case of our executive officers.

INDEMNIFICATION

We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our amended and restated bylaws, and we have also entered into agreements with certain of those individuals contractually obligating us to provide this indemnification to them.

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PROPOSALS REQUIRING YOUR VOTE

ITEM 1—ELECTION OF DIRECTORS

Classified Board

Our board is divided into three classes, with each class having a three-year term. The terms of the three classes expire as follows:

•	Class I: expires at the 2011 Annual Meeting of Stockholders;

•	Class II: expires at the 2012 Annual Meeting of Stockholders; and

•	Class III: expires at the 2013 Annual Meeting of Stockholders.

The board tries to ensure that each class consists, as nearly as possible, of one-third of the total number of directors. As of the date of this proxy statement, our board has eight members, comprising three Class I directors, two Class II directors and three Class III directors.

Vacancies on our board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until that director’s successor is elected and qualified.

As of the date of this proxy statement, there are three directors in Class I, the class whose term of office expires in 2011. The current Class I directors are Messrs. Baruch, Henry and Mashkoori. Mr. Mashkoori has informed us that he does not intend to seek re-election for another term and will step down from his seat on the board, with his resignation to become effective on May 18, 2011, one day prior to our 2011 Annual Meeting of Stockholders.

In connection with Mr. Mashkoori’s decision to step down from the board, our board of directors has designated that the authorized size of our board be reduced from eight to seven, effective as of Mr. Mashkoori’s resignation on May 18, 2011. As a result, going into the 2011 Annual Meeting of Stockholders on May 19, 2011, our board will be comprised of seven members, two of whom will be Class I directors, and there will be no vacancies on our board.

The nominees for the board’s two Class I directors are Messrs. Baruch and Henry. Mr. Baruch has served as a member of our board of directors since 2001. Mr. Henry has served as our chief executive officer and as a member of our board of directors since September 2003 and as our president since February 2008. Mr. Henry also served as chairman of our board of directors from July 2007 to January 2009 and as our president from September 2003 to July 2007. Our board of directors has approved the nomination of each of Messrs. Baruch and Henry for reelection as Class I directors at the 2011 Annual Meeting of Stockholders (with each nominee abstaining from voting on his own nomination). If elected at the 2011 Annual Meeting of Stockholders, each nominee would serve until the 2014 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of “for” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of the two nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee. Each person nominated for election to our board of directors has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

20	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

The principal occupation of, and certain other information about the nominees for the board’s two Class I director seats, and our Class II and Class III directors are set forth on the following pages.

Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a stockholder of record) for the election of Messrs. Baruch and Henry as Class I directors, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote FOR

the election of each of the named nominees as directors.

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Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	21

NOMINEE FOR CLASS I DIRECTOR For a Three-Year Term Expiring at the 2014 Annual Meeting of Stockholders

Name and Age as of the May 19, 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Thomas Baruch	72

Mr. Baruch has served as a member of our board since 2001.

Mr. Baruch is the founder and partner emeritus of CMEA Ventures, a venture capital firm that was established in 1989 as an affiliated fund of New Enterprise Associates. Mr. Baruch is currently on the board of several private companies, including Intermolecular, Inc., CNano Technology Limited, FORO Energy, Inc. and Wildcat Discovery Technologies, Inc., where he serves as chairman of the board, and on the board of directors of Codexis, Inc., a public company, where he also serves as chairman of the board. Before starting CMEA Ventures, Mr. Baruch was a founder and chief executive officer of Microwave Technology, Inc., a semiconductor manufacturer. Prior to Microwave Technology, Mr. Baruch managed a dedicated venture fund at Exxon Corporation, and was president of the Exxon Materials Division. Earlier in his career, Mr. Baruch worked as a patent attorney. He is a registered patent attorney and is also a member of the board of trustees of Rensselaer Polytechnic Institute and the board of trustees of That Man May See Foundation. Mr. Baruch holds a B.S. in engineering from Rensselaer and a J.D. from Capital University.

Key Attributes, Experience and Skills

Mr. Baruch is one of our longest serving board members. On behalf of CMEA Ventures, which, until recently, was our largest stockholder, Mr. Baruch invested in each of our pre-initial public offering rounds of equity financing. Consequently, Mr. Baruch is very familiar with the Company and its technologies, products and markets. Mr. Baruch has a technical background, and he has management experience leading a technology company. Mr. Baruch is a member of the National Advisory Counsil on Innovation and Entrepreneurship working with Secretary Locke in the U.S. Department of Commerce. He holds an engineering degree, is a registered patent attorney and was founder and chief executive officer of a semiconductor company, Microwave Technology. Through his work as an experienced venture capitalist and his service on the boards of companies in which CMEA Ventures has invested funds, Mr. Baruch brings leadership, oversight and finance experience to our board.

22	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

NOMINEE FOR CLASS I DIRECTOR For a Three-Year Term Expiring at the 2014 Annual Meeting of Stockholders
Name and Age as of the May 19, 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Patrick Henry	48

Mr. Henry has been our chief executive officer and member of our board of directors since September 2003 and president since February 2008. Mr. Henry also served as chairman of our board of directors from July 2007 to January 2009 and as our president from September 2003 to July 2007. From February 2003 to September 2003, Mr. Henry was president and chief executive officer of Pictos Technologies Inc., a developer of digital imaging products which was acquired by ESS Technology. Prior to 2003, Mr. Henry served as chief executive officer of Lincom Wireless, Inc., a chip manufacturing company focused on 802.11 wireless LAN products, vice president and general manager at LSI Logic Corporation, a provider of silicon, systems and software technologies, and senior vice president at C-Cube Microsystems Inc., a developer of digital video integrated circuits. Mr. Henry holds a B.S. in engineering science and mechanics from the Georgia Institute of Technology and an M.B.A. from the University of Southern California.

Key Attributes, Experience and Skills

Mr. Henry brings leadership, extensive business and operating experience, and tremendous knowledge of our Company and the semiconductor industry, to our board. Mr. Henry has been our chief executive officer and a member of our board since 2003. He has led the Company through its dynamic transition from a start-up through the successful commercialization of its technologies, its initial public offering and several acquisitions. Prior to joining the Company, Mr. Henry served as chief executive officer and in senior management roles at various companies in the electronics or semiconductor industries. In addition, Mr. Henry brings broad strategic vision for our Company to the board. Mr. Henry’s service on our board creates a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management’s perspectives on our business.

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CURRENT CLASS I DIRECTOR Term Expiring at the 2011 Annual Meeting of Stockholders

In addition to Messrs. Baruch and Henry, Mr. Amir Mashkoori also currently serves as a Class I director. Mr. Mashkoori’s current term as a Class I director is scheduled to expire at the 2011 Annual Meeting of Stockholders. Mr. Mashkoori has informed us that he will not seek re-election for a new term and has tendered his resignation as a board member effective as of May 18, 2011, one day prior to our 2011 Annual Meeting of Stockholders.

Name and Age as of the May 19, 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Amir Mashkoori	49

Mr. Mashkoori has served as a member of our board since 2004. Mr. Mashkoori is currently the chief executive officer of Kovio, Inc., a printed electronics company. Prior to joining Kovio in 2006, he was the executive vice president of the wireless solutions division of Spansion Inc., a manufacturer of flash memory semiconductors. Mr. Mashkoori began his professional career at Advanced Micro Devices, Inc., or AMD, in 1978, serving in various senior level operational roles for a period of 17 years. Additionally, Mr. Mashkoori held the position of vice president of operations and later senior vice president of operations and business development at Trident Microsystems, Inc., a graphics-chip manufacturer, between 1996 and 1998. Mr. Mashkoori rejoined AMD in 1999 and held various executive positions including vice president of operations, vice president of the embedded business unit and vice president of the wireless business unit. Mr. Mashkoori holds a B.S. in business finance and an M.B.A. from San Jose State University.

Key Attributes, Experience and Skills

Mr. Mashkoori’s has past experience holding senior management positions at leading semiconductor companies, including Spansion, Trident Microsystems and AMD. As a result of this, he brings strong operations and management experience in the semiconductor industry to our board. Additionally, as the current chief executive officer of Kovio, Mr. Mashkoori brings to the board valuable current business, leadership and management insights into various aspects of our business.

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CLASS II DIRECTORS Term Expiring at the 2012 Annual Meeting of Stockholders

Name and Age as of the May 19, 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Kenneth Merchant, Ph.D.	64

Dr. Merchant has served as a member of our board since April 2007. Since 1997, Dr. Merchant has held the Deloitte & Touche LLP Chair of Accountancy at the University of Southern California, or USC. Dr. Merchant has also served as senior associate dean—corporate programs in USC’s Marshall School of Business and as dean of USC’s Leventhal School of Accounting. Dr. Merchant is also a part-time research professor at the University of Maastricht, The Netherlands. Before joining USC, Dr. Merchant taught at Harvard University and the University of California, Berkeley. Dr. Merchant started his professional career at Texas Instruments, Inc. and an independent accounting firm that was a predecessor of Ernst & Young LLP. He was a director of Universal Guardian Holdings, Inc., a public company, from 2006 to 2008 and Diagnostic Products Corporation, a public company that is now a part of a part of Siemens Medical Solutions, from 2003 to 2006. Dr. Merchant holds a B.A. in industrial economics from Union College, an M.B.A. in operations research and production from Columbia University and a Ph.D. in accounting from the University of California, Berkeley.

Key Attributes, Experience and Skills

Dr. Merchant joined our board in 2007 when we were considering an initial public offering of our stock and we sought to add someone with a strong accounting and finance background. Dr. Merchant’s academic research interests include subjects relevant to his service on our board, including accounting, corporate governance, risk management and executive compensation. In addition to his financial experience gained through his formal education, his prior audit industry experience with Ernst & Ernst (now Ernst & Young) and his current and past academic positions at USC, Dr. Merchant has prior experience as a member of the boards of other public companies. Dr. Merchant brings to the board valuable financial and risk management expertise and serves as our designated financial expert on our audit committee.

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CLASS II DIRECTORS Term Expiring at the 2012 Annual Meeting of Stockholders

Name and Age as of the May 19, 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Umesh Padval	53

Mr. Padval has served as a member of our board since December 2004 and has been our independent chairman since January 2009. Mr. Padval currently serves as a partner at Bessemer Venture Partners, a venture capital firm. Prior to joining Bessemer in September 2007, Mr. Padval served as executive vice president, consumer products at LSI Corporation, a storage technology, networking and consumer electronics company. Prior to his promotion to executive vice president, consumer products,

Mr. Padval was senior vice president and general manager for LSI’s broadband entertainment division, a position he held from 2001 until his promotion. Mr. Padval served as chief executive officer of

C-Cube Microsystems, from 2000 until its acquisition by LSI in 2001, its president from 1998 to 2000, and a member of its board of directors from 1998 to 2001. Previously, Mr. Padval was senior vice president and general manager of the consumer digital entertainment division at VLSI Technology, Inc., an integrated circuits company that was acquired by Koninklijke Philips Electronics N.V. Mr. Padval also served as senior vice president and general manager for VLSI’s computing division. Before joining VLSI in 1987, Mr. Padval held marketing and engineering positions at AMD. Mr. Padval currently serves on the boards of directors of the public companies, Monolithic Power Systems, Inc. and Integrated Device Technology, Inc., and on the boards of directors of several private companies. Mr. Padval holds a B.S. in technology from the Indian Institute of Technology, Bombay and an M.S. in engineering from Stanford University.

Key Attributes, Experience and Skills

Mr. Padval has served on our board for more than six years, and in 2009 he assumed the role of chairman of the board. Having served as chief executive officer and in senior management positions at leading public and private electronics and semiconductor companies such as LSI, C-Cube Microsystems and VLSI, and as a seasoned public-company director who currently serves on the boards of two other public companies, Mr. Padval brings strong operations, engineering, management and boardroom experience to our board.

26	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

CLASS III DIRECTOR Term Expiring at the 2013 Annual Meeting of Stockholders

Name and Age as of the May 19, 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Keith Bechard	59

Mr. Bechard has served as a member of our board since June 2009. Since March 2002, Mr. Bechard has been the owner of Pear Lake Consulting, LLC, a consulting company, through which Mr. Bechard currently serves a consultant to Time Warner Cable, Inc., and previously served as a consultant to Canoe Ventures LLC and as an executive advisor to NGNA, LLC d/b/a Polycipher, both of which are cable industry joint ventures in which Comcast Corporation, Time Warner Cable and Cox Communications, Inc. are members. Before forming his own consulting company, from July 2000 to March 2002, Mr. Bechard was vice president, video product engineering with AT&T Inc.’s broadband division, where he was responsible for deploying advanced digital set tops and launching systems to provide interactive television services. Mr. Bechard holds a B.S. in electrical engineering and computer science from the University of Colorado.

Key Attributes, Experience and Skills

Mr. Bechard brings extensive technical expertise in interactive television services, high definition television and service provider deployments to our board. Additionally, in his current role as a consultant to Time Warner Cable and his prior roles as consultant to the U.S. cable television industry through Canoe Ventures and Polycipher, and vice president of video product engineering for AT&T Inc.’s broadband division, he has acquired significant experience and contacts in the primary markets and with the largest end-user customers that we serve.

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CLASS III DIRECTOR Term Expiring at the 2013 Annual Meeting of Stockholders

Name and Age as of the May 19, 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Robert Bailey	53

Mr. Bailey joined our board in 2010. Mr. Bailey is currently chairman and a director of PMC-Sierra, Inc., a semiconductor solutions company. He also served as its president and chief executive officer from 1997 to 2008, and as the president and chief executive officer of its subsidiary, PMC-Sierra, Ltd., since December 1993. Prior to joining PMC Sierra, Mr. Bailey served as the vice president and general manager of AT&T Microelectronics (now part of LSI Logic), a semiconductor company, from 1989 to 1993, and served in various management positions at Texas Instruments, an analog technologies, semiconductor and signal processing company, from 1979 to 1989. Mr. Bailey is also a director of Micron Technology, Inc., a provider of advanced semiconductor memory solutions.

Mr. Bailey received a BS in Electrical Engineering from the University of Bridgeport and an MBA from the University of Dallas. He also attended Stanford University Business School’s AEA Executive Training.

Key Attributes, Experience and Skills

Mr. Bailey brings extensive business and operating experience to our board as the former CEO of a leading company in our industry. Mr. Bailey is also a seasoned public-company director who currently serves on the boards of two other companies in our industry. We believe that Mr. Bailey’s leadership skills and his many years of relevant industry experience make him a valuable asset to our board.

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CLASS III DIRECTOR Term Expiring at the 2013 Annual Meeting of Stockholders

Name and Age as of the May 19, 2011 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Theodore Tewksbury, Ph.D.	54

Dr. Tewksbury joined our board in 2010. Dr. Tewksbury is currently the president and chief executive officer and a member of the board of directors of Integrated Device Technology Inc., a publicly traded, mixed signal semiconductor solutions company. Prior to joining Integrated Device Technology in 2008, he was the president and chief operating officer of AMI Semiconductor, a semiconductor company, from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury is a member of the board of directors of Global Semiconductor Alliance. Dr. Tewksbury holds a BS, an MS, and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

Key Attributes, Experience and Skills

Dr. Tewksbury brings extensive general management and technical expertise to our board. As the CEO and director of a public company in our industry, Dr. Tewksbury has current semiconductor company leadership and relevant board experience. Moreover, Dr. Tewksbury has a strong technical background, which is an asset to our board given the technical nature of our products and product development processes.

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Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	29

ITEM 2—REAPPROVAL OF SECTION 162(M) PERFORMANCE CRITERIA AND AWARD LIMITS

Prior to Entropic’s initial public offering in 2007, our board of directors and stockholders approved the Entropic Communications, Inc. 2007 Equity Incentive Plan, or the 2007 Plan. In March 2011, our board of directors directed us to submit certain terms of the 2007 Plan to our stockholders for reapproval for purposes of enabling us to continue to grant awards to our key officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as described below. The material terms of the 2007 Plan are described below. No changes are being proposed with regard to the terms of the 2007 Plan at this time and we are not seeking an increase in the share reserve under the 2007 Plan.

Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. Our covered employees are our chief executive officer, and our three other most highly compensated officers (other than our chief financial officer). If compensation qualifies as “performance-based” for Section 162(m) purposes, a corporation may deduct it for federal income tax purposes even if it exceeds $1 million in a single year. In order to permit us to grant future awards under the 2007 Plan to our covered employees that qualify as “performance-based” compensation for Section 162(m) purposes, our stockholders must approve the provisions to the 2007 Plan that specify the types of performance criteria that may be used as performance factors under the 2007 Plan and its limitations on the maximum number of shares subject to any performance equity award and maximum dollar amount of any cash performance award that may be granted to any individual in any single year. If we do not seek reapproval of the Section 162(m) performance criteria and maximum award limitations of the 2007 Plan at this Annual Meeting, it is possible that certain “performance-based” compensation including compensation attributable to stock options that are granted to covered employees after the date of this Annual Meeting, when combined with all other types of compensation received by a covered employee from us, may exceed the $1 million limitation in any given year. Stockholders should note that Entropic is not requesting in this proposal that additional shares of Entropic common stock be added to our share reserve for issuance under the 2007 Plan.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) $1 million deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Internal Revenue Code, generally, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that, among other things, the maximum number of shares subject to the award that may be granted to any employee during a specified period is approved by the stockholders of the publicly held corporation. This maximum number of shares is referred to as the Section 162(m) Share Limit. Compensation attributable to performance stock awards and performance cash awards may qualify as “performance-based” compensation, provided that, among other things, the material terms of the performance goals and the maximum dollar amount of any cash performance award that may be granted to any individual in any single year, or the Section 162(m) Performance Goals (and, together with the Section 162(m) Share Limit, the Section 162(m) Provisions), are approved by the stockholders of the publicly held corporation before the compensation is paid. Under applicable tax law, equity incentive plans that were in existence prior to an initial public offering do not (absent a material modification of the plan) need to seek this stockholder approval for a period of time after its initial public offering. For Entropic, the deadline to receive approvals described above is our 2011 Annual Meeting of Stockholders. Therefore, in order to enable us to grant stock options, stock appreciation rights, performance stock awards

30	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

and performance cash awards or other qualified performance-based compensation to covered employees under the 2007 Plan after the 2011 Annual Meeting of Stockholders that is fully deductible to us under Section 162(m) of the Internal Revenue Code, our stockholders must reapprove the Section 162(m) Provisions at our 2011 Annual Meeting of Stockholders. We therefore request that our stockholders reapprove the Section 162(m) Provisions. If our stockholders do not re-approve the Section 162(m) Provisions, following our 2011 Annual Meeting of Stockholders we may not grant “performance-based” compensation awards under the 2007 Plan to our covered employees.

Our board of directors believes that it would be in the best interests of Entropic and its stockholders to allow for the grant of tax deductible stock options, stock appreciation rights, performance stock awards and performance cash awards and other qualified performance-based compensation to its covered employees. As described below in our Compensation Discussion and Analysis, performance-based compensation and equity compensation are important elements of our executive compensation program that we believe are necessary to retain executive officers and to incentivize them to build long-term stockholder value, and to align the interests of our executive officers with our stockholders. Accordingly, our board of directors recommends that you vote in favor of this proposal.

Stockholder approval of this proposal requires a “for” vote from at least a majority of the shares represented and voting either in person or by proxy at the 2011 Annual Meeting of Stockholders on this proposal. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” are counted towards a quorum, but are not counted for any purpose in determining whether this proposal is approved.

Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a stockholder of record) for the reapproval of the Internal Revenue Code Section 162(m) performance criteria and award limits of the 2007 Plan, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote FOR the reapproval of the Internal Revenue Code Section 162(m) performance criteria and award limits of the Entropic Communications, Inc. 2007 Equity Incentive Plan.

2007 Equity Incentive Plan

Overview. We adopted the 2007 Plan in July 2007 and our stockholders approved the 2007 Plan in October 2007 to become effective upon the date of the underwriting agreement related to our initial public offering. The 2007 Plan was adopted to aid Entropic in attracting and retaining the services of employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of Entropic and its affiliates. As of March 30, 2011, the record date for our 2011 Annual Meeting of Stockholders, we had 313 full time and part time employees, seven non-employee directors and seven eligible consultants. The 2007 Plan will terminate in July 2017, unless sooner terminated or suspended by our board of directors.

The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, RSU awards, stock appreciation rights, performance stock awards, and other forms of equity compensation, or collectively, stock awards. In addition, the 2007 Plan provides for the grant of performance cash awards. The board of directors, a committee delegated by the board, or an officer delegated by the board with limited authority to make grants in accordance with the limitations of Delaware law determines the recipients of awards under this plan. Incentive stock options may be granted only to our employees or employees of our parent or subsidiary corporations. All other awards may be granted to employees, including non-employee directors and consultants.

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The material features of the 2007 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2007 Plan. Stockholders are urged to read the actual text of the 2007 Plan in its entirety, which is set forth as Annex A to this proxy statement.

Section 162(m) Plan Provisions

Section 162(m) Share Limit and Performance Goals. No person may be granted stock awards covering more than 4,615,384 shares of our common stock under the 2007 Plan during any calendar year pursuant to stock options or stock appreciation rights. In addition, no person may be granted a performance stock award covering more than 4,615,384 shares or a performance cash award covering $5,000,000 in any calendar year. To the extent permitted by applicable law and the applicable award agreement, our board of directors may determine that cash may be used in payment of performance stock awards and that our common stock authorized under the 2007 Plan may be used in payment of performance cash awards.

Section 162(m) Performance Criteria. Performance goals under the 2007 Plan shall be determined by our board of directors based on any one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization, or EBITDA; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) pre- and after-tax income; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) orders and revenue; (xvii) increases in revenue or product revenue; (xviii) expenses and cost reduction goals; (xix) improvement in or attainment of expenses levels; (xx) improvement in or attainment of working capital levels; (xxi) economic value added (or an equivalent metric); (xxii) market share; (xxiii) cash flow; (xxiv) cash flow per share; (xxv) share price performance; (xxvi) debt reduction; (xxvii) implementation or completion of projects or processes; (xxviii) customer satisfaction; (xxix) quality measures; (xxx); stockholders’ equity; and (xxxi) other measures of performance selected by the board of directors to the extent that the particular award is not designed to comply with Section 162(m) of the Internal Revenue Code.

Setting of Performance Goals. In granting a “performance-based” compensation award, the board of directors will set a period of time over which the attainment of one or more goals will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Internal Revenue Code, the board of directors may establish the performance goals based upon one or more pre-established performance criteria described in the immediately preceding paragraph. As soon as administratively practicable following the end of the performance period, the board of directors will determine whether the performance goals have been satisfied.

The board of directors is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the board of directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Compensation attributable to performance-based awards under the 2007 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the

32	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Other Provisions of the 2007 Plan

Share reserve. An aggregate of 3,916,766 shares of our common stock were initially authorized for issuance under our 2007 Plan (inclusive of 378,305 shares of our common stock that remained unallocated as of the effectiveness of the 2007 Plan under our 2001 stock option plan and the RF Magic, Inc. 2000 Incentive Stock Plan, together the Prior Plans). In addition, the number of shares of our common stock reserved for issuance automatically increases on January 1 of each year through (and including) January 1, 2017, by the lesser of (a) 5 percent of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (b) 7,692,307 shares or (c) a number determined by our board of directors prior to the first day of any calendar year. However, our board of directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock under the 2007 Plan may be increased. Shares of our common stock subject to options or other stock awards that have expired or otherwise terminate under the 2007 Plan without having been exercised in full will again become available for grant under the 2007 Plan. If any shares of our common stock subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a net exercise, then the number of shares that are not delivered to the participants again become available for grant under the 2007 Plan. If the exercise of any stock award is satisfied by tendering shares of our common stock held by the participant, then the number of shares tendered again become available for grant under the 2007 Plan. Finally, the reserve will also be increased by any shares of common stock that would have reverted from time to time to the Prior Plans but for their termination. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2007 Plan is 3,916,766 shares plus the automatic annual increases described above.

The following types of shares under the 2007 Plan may become available for subsequent issuance under the 2007 Plan: (a) shares granted under the 2007 Plan which expire or otherwise terminate, in whole or in part, without being exercised in full, (b) shares forfeited back to or repurchased by us after being issued to a participant pursuant to a stock award because of the failure to meet a contingency or condition required for the vesting of such shares, (c) shares granted under a stock award which is settled in cash and (d) shares of common stock which are cancelled in accordance with our cancellation and regrant provisions. In addition, if any shares are withheld to satisfy payment of taxes, used to pay the exercise price of an option in a net exercise arrangement, or used to pay for a stock appreciation right, the shares not delivered to the participant remain available for subsequent issuance under the plan. Shares issued under the 2007 Plan may be authorized but unissued or required common stock, including shares repurchased by us on the open market. As of the date hereof, no shares of our common stock have been issued under the 2007 Plan.

Administration. Our board of directors has the authority to administer the 2007 Plan. The board may delegate limited or full administration of the plan to one or more committees or limited administration to one or more officers. Subject to the terms of the 2007 Plan, our board, authorized committee or authorized officer, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the consideration to be paid for restricted stock awards and the strike price of stock appreciation rights. The board has the authority to reprice any outstanding stock award under the 2007 Plan without the approval of our stockholders.

Stock options. Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements adopted by the plan administrator. The plan

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administrator determines the exercise price for a stock option, within the terms and conditions of the 2007 Plan, provided that the exercise price of a stock option cannot be less than 100 percent of the fair market value of our common stock on the date of grant. Notwithstanding the foregoing, an option may be granted with an exercise price lower than 100 percent of the fair market value of our common stock if the option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Internal Revenue Code. Options granted under the 2007 Plan vest at the rate specified by the plan administrator and may vest in unequal periodic installments.

The plan administrator determines the term of stock options granted under the 2007 Plan, up to a maximum of ten years, except in certain cases of termination, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the optionholder may exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship is terminated for cause, then the option terminates immediately. If an optionholder’s service relationship ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may exercise any vested options for a period of 12 months following the date of termination due to disability or the date of death. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash, check, bank draft or money order, (b) a same day sale under Regulation T promulgated by the Federal Reserve Board that results in a receipt of cash, check, or irrevocable instructions to pay the aggregate exercise price to us from the sales proceeds, (c) the tender of common stock previously owned by the optionholder, (d) a net exercise of the option and (e) other legal consideration approved by the plan administrator.

Unless the board of directors provides otherwise, all stock options are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death. The board in its sole discretion and in compliance with applicable tax and securities laws may permit transfers upon the optionee’s request.

Tax limitations on incentive stock options. Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10 percent of our total combined voting power or that of any of our affiliates unless the option exercise price is at least 110 percent of the fair market value of the stock subject to the option on the date of grant.

Restricted stock awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (a) cash, check, bank draft or money order, (b) past or future services rendered to us or our affiliates, or (c) any other form of legal consideration acceptable to the plan administrator in his sole discretion. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. In the event an awardholder is terminated, we may receive any or all of the unvested shares under a forfeiture condition or repurchase right. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator.

34	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

RSU awards. RSU awards are granted pursuant to RSU award agreements adopted by the plan administrator. Any form of legal consideration acceptable to the plan administrator in its sole discretion may be paid by the participant for each share of common stock subject to the award. A RSU award may be settled by the delivery of cash, stock, a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the RSU award agreement. The plan administrator may delay the delivery or settlement of an award to a time after the vesting of the award by imposing restrictions or conditions at the time of grant. Additionally, dividend equivalents may be credited in respect of shares covered by a RSU award and may be converted into additional shares of common stock covered by the award. Except as otherwise provided in the applicable award agreement, RSU awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock appreciation rights. Stock appreciation rights are granted pursuant to stock appreciation rights agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right which cannot be less than 100 percent of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount not greater than the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. The appreciation distribution may be paid in common stock, cash or any combination or in any other form of consideration acceptable by the plan administrator and set forth in the stock appreciation right agreement. A stock appreciation right granted under the 2007 Plan vests at the rate specified in the stock appreciation right agreement and may be restricted by the plan administrator at the time of grant.

The plan administrator determines the term of stock appreciation rights granted under the 2007 Plan, up to a maximum of ten years. If a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than cause, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. If the participant’s service relationship with us is terminated for cause, then the stock appreciation right terminates immediately. In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

Performance awards. The 2007 Plan permits the grant of performance stock awards and performance cash awards that may qualify as performance-based compensation. To assure that the compensation attributable to performance-based awards will so qualify, our compensation committee can structure such awards so that stock will be issued or paid pursuant to such award only upon the achievement of certain pre-established performance goals during a designated performance period. The plan administrator may specify the form of payment of performance awards and may permit a participant to elect for deferred payment of a performance cash award. The maximum benefit number of shares that may be granted to a participant in any calendar year attributable to performance stock awards may not exceed 4,615,384 shares of common stock and the maximum value that may be granted to a participant in any calendar year attributable to performance cash awards may not exceed $5,000,000.

Other stock awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the award and all other terms and conditions of such awards.

Changes to capital structure. In the event that there is a specified type of change in our capital structure, appropriate adjustments will be made to (a) the classes and maximum number of securities reserved under the 2007 Plan, (b) the classes and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (c) the classes and

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	35

maximum number or securities that may be awarded as stock awards and performance awards, and (d) the classes and maximum number of securities and price per share of stock subject to outstanding stock awards.

Dissolution or liquidation. In the event of a dissolution or liquidation, all outstanding stock awards will terminate immediately prior to the completion of such dissolution or liquidation, other than vested and outstanding shares of common stock not subject to a forfeiture condition or our right of repurchase and except as otherwise provided in a stock award agreement. The shares may be repurchased by us if subject to repurchase rights despite the participant providing continuous service.

Corporate transactions. In the event of certain significant corporate transactions, awards under the 2007 Plan may be assumed, continued or substituted for by any surviving or acquiring entity or its parent company. If the surviving or acquiring entity or its parent company elects not to assume, continue or substitute for such stock awards, then (a) with respect to any such stock awards that are held by individuals whose service with us or our affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (b) all other outstanding stock awards will terminate if not exercised prior to the effective date of the corporate transaction, provided that under stock awards held by persons other than current participants, we may continue to exercise our reacquisition or repurchase rights notwithstanding the corporate transaction. Our board of directors also has the discretion to provide for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property that the optionholder would have received upon the exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Changes in control. A stock award under the 2007 Plan may vest as to all or any portion of the shares subject to the stock award

(a) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued or substituted by a surviving or acquiring entity in the transaction or (b) in the event a participant’s service is terminated actually or constructively within a designated period before or after the occurrence of certain specified change in control transactions. Stock awards held by participants under the 2007 Plan will not vest automatically on such an accelerated basis unless specifically provided by the participant’s applicable award agreement or by any other written agreement between us or any affiliate and the participant.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Internal Revenue Code. There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or

36	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2007 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Internal Revenue Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	37

award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Performance stock awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

2007 Plan Benefits

We cannot currently determine the benefits or number of shares subject to stock awards that may be granted in the future to executive officers, directors and employees under the 2007 Plan because awards under the 2007 Plan are determined by the plan administrator in its discretion.

The following table sets forth information about equity-based awards granted under the 2007 Plan (and under its predecessor 2001 stock option plan and RF Magic, Inc. 2000 incentive stock plan) as of March 30, 2011, the record date for our 2011 Annual Meeting of Stockholders to (i) our “named executive officers,” who are currently employed by us, (ii) all current executive officers as a group (eight people), (iii) all non-executive directors as a group (seven people), (iv) all employees as a group (including all current officers who are not executive officers) (approximately 305 people); (v) each nominee for director; (vi) each associate of any director or executive officer and (vii) each other current five percent holder or future five percent recipient. As of March 30, 2011, the record date for our 2011 Annual Meeting of Stockholders, there were 9,183,417 shares of our common stock outstanding and subject to equity-based awards under the 2007 Plan (and under its predecessor 2001 stock option plan and RF Magic, Inc. 2000 incentive stock plan) and 12,456,458 shares reserved for future issuance. As of the record date, the closing price of our Common Stock as reported on the NASDAQ Global Select Market was $8.39 per share.

PLAN BENEFITS
2007 EQUITY INCENTIVE PLAN
Name and Position	Number of Shares Subject to Awards (#)
Patrick Henry Chief Executive Officer and President	1,314,358
David Lyle Chief Financial Officer	376,502
William Bradford Senior Vice President, Worldwide Sales	293,336
Michael Farese Senior Vice President, Engineering and Operations	300,000
Vinay Gokhale Senior Vice President, Marketing and Business Development	223,000
All Current Executive Officers as a Group	3,038,113
All Current Non-Executive Directors as a Group	223,613
All Current Employees as a Group (including all current non-executive officers)	5,921,691
Each Associate of any Director or Executive Officer	—
Each Other Current 5% Holder or Future 5% Recipient	—

38	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

The following table provides certain information as of December 31, 2010, with respect to all Entropic’s equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	9,979,179	(1)	$3.1025	(2)	9,977,325	(3)
Equity compensation plans not approved by stockholders(4)	–		N/A		—
Total	9,979,179		$3.1025		9,977,325

(1)	This amount includes shares that are issuable upon the exercise of stock options, RSUs and other stock awards outstanding under our 2001 stock option plan, RF Magic, Inc. 2000 incentive stock plan, 2007 equity incentive plan and 2007 non-employee directors’ stock option plan. RSUs issued under the 2007 equity incentive plan entitle the holder to one share of common stock for each unit that vests over the holders period of continued service.

(2)	Calculated without taking into account the 30,000 shares of common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(3)	This amount includes the following:

•

7,931,426 shares reserved for issuance under our 2007 equity incentive plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the lesser of (i) five percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 7,692,307 shares of common stock, or (iii) a lesser number of shares of common stock that may be determined by our board or a duly authorized committee of our board. The number of shares reserved for issuance under our 2007 equity incentive plan may also be increased by up to a maximum of 1,865,371 shares of common stock as of December 31, 2010 in the event of the termination or expiration of outstanding awards under our 2001 stock option plan and the RF Magic, Inc. 2000 incentive stock plan or upon our repurchase of unvested shares of common stock that have been issued upon “early exercise” of options granted under such plans.

•

141,695 shares reserved for issuance under our 2007 non-employee directors’ stock option plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the excess of (i) the number of shares of our common stock subject to options granted under the plan during the preceding calendar year, over (ii) the number of shares, if any, added back to the share reserve of the plan during the preceding calendar year, unless the board designates a lesser number of shares of common stock prior to the first day of any calendar year.

•

1,904,204 shares reserved for issuance under our 2007 employee stock purchase plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the lesser of (i) one-and-a-half percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 2,307,692 shares of common stock, or (iii) a lesser number of shares of common stock that may be determined by our board or a duly authorized committee of our board.

(4)	As of December 31, 2010, we did not have any equity compensation plans that were not approved by our stockholders.

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	39

ITEM 3—ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Our board of directors proposes that our stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and related tables and disclosure.

Our board of directors recognizes the interest our investors have in the compensation of our executives. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as “say-on-pay”). As described in our Compensation Discussion and Analysis, we have adopted an executive compensation philosophy designed to attract, retain and motivate talented employees at all levels within our organization to enhance further long-term stockholder value. The primary objectives of our executive compensation program are: establishing compensation for our executive officers that is externally competitive; aligning compensation with our short-term and long-term performance; building stockholder value by providing incentives based on achievement of corporate goals; and providing differentiated compensation based on individual performance. In order to implement those objectives, we provide a total compensation package to our executive officers through a mix of salary, bonus and long-term equity compensation that is designed to be competitive with comparable companies within the semiconductor and other high technology industries. The compensation committee has established a disciplined process for the adoption of executive compensation programs and individual executive officer compensation decisions that includes the analysis of competitive market data, a review of each executive officer’s role and performance assessment and consultation with the compensation committee’s independent compensation consultant. Since 2007, the year in which Entropic became a public company, the compensation committee has followed that process designed to align executive compensation programs and individual pay actions with the Company’s executive compensation philosophy.

The compensation committee believes that our executive compensation programs, executive officer pay levels and individual compensation decisions approved for our executive officers, including our named executive officers, are directly aligned with our executive compensation philosophy, fully support its goals and provide an appropriate balance between risk and incentives. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in greater detail how our compensation policies and procedures implement our executive compensation philosophy. We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement.

Text of the Stockholder Resolution

IT IS RESOLVED, that the stockholders of Entropic Communications, Inc. approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.

The approval of a majority of our shares represented at the meeting, whether in person or by proxy, is required for advisory (non-binding) approval of the compensation of our named executed officers, as described in this proxy statement. Abstentions and “broker non-votes” are counted toward a quorum, but are not counted for any purpose in determining

40	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

whether this proposal is approved. The vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Our board of directors and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a stockholder of record) for the approval of our executive compensation of our named executive officers as described in this proxy statement, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote FOR this proposal.

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	41

ITEM 4—ADVISORY VOTE ON THE FREQUENCY WITH WHICH ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS WILL BE HELD

The Dodd-Frank Act and Section 14A of the Exchange Act enable the Company’s stockholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statements. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the board of directors recommends that the stockholders vote for future advisory votes on executive compensation to occur every year.

The optimal frequency of vote necessarily turns on the judgment about the relative benefits and burdens of each of the options. Given that the “say-on-pay” advisory vote provisions are new, there have been divergent views expressed on this question and our board of directors believes there is a reasonable basis for each of the options. One the one hand, our board recognizes the importance of receiving regular input from our stockholders on important issues, such as our executive compensation programs. An annual “say-on-pay” vote will provide our stockholders with the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the board and compensation committee the opportunity to evaluate individual compensation decisions each year in light of ongoing feedback from stockholders. On the other hand, the Company’s executive compensation programs are designed to reward performance that promotes long-term stockholder value, and a less frequent vote that allows our stockholders to focus on overall design issues rather than details of individual compensation decisions, would align the goals of our compensation programs with our desire to create stockholder value over the long-term. In addition, a less frequent “say-on-pay” vote would decrease the burden on those of our stockholders that are required to evaluate the compensation programs of a large number of companies each year.

After careful consideration of the options and dialog with our significant stockholders, until there is greater certainty and precedent relating to the frequency of a “say-on-pay” vote, our board of directors has determined that holding an advisory vote on the compensation of the Company’s named executive officers every year is the most appropriate policy for the Company. In addition to the considerations noted above, the board’s determination was further based on the premises that its recommendation could be modified in future years if it becomes apparent that an annual “say-on-pay” vote is not meaningful, is burdensome or is more frequent than is necessary. Based on these factors our board of directors determined to recommend that future “say-on-pay” votes occur each year until the next advisory vote on the frequency with which “say-on-pay” votes will be held.

While the board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’ executive compensation practices should be held every year, every other year or every three years. The option among those choices that receives the vote of a majority of our shares represented at the meeting, whether in person or by proxy, will be deemed to be the frequency selected by stockholders. If none of the alternatives of this proposal (one year, two years or three years) receive a majority vote, we will consider the frequency receiving the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders. Abstentions and “broker non-votes” are counted towards a quorum, but are not counted for any purpose in determining which of the available options is

42	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

approved. Because this vote is advisory and not binding on our board of directors or the Company in any way, our board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the board.

Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a stockholder of record) for the approval of our recommendation that future advisory votes on executive compensation occur every year, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote for future advisory votes on executive compensation to occur every ONE YEAR.

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	43

ITEM 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of Ernst & Young LLP for ratification by our stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. Ernst & Young has audited our financial statements since 2001.

We are asking our stockholders to vote for the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Although ratification is not required by our amended and restated bylaws or otherwise, the board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event our stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain Ernst & Young LLP or to select a different firm to serve as our independent registered public accounting firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Stockholder approval of this proposal requires a “for” vote from at least a majority of the shares represented and voting either in person or by proxy at the 2011 Annual Meeting of Stockholders on this proposal. Abstentions and “broker non-votes” are counted towards a quorum, but are not counted for any purpose in determining whether this proposal is approved.

Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a stockholder of record) for the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, unless you indicate otherwise on the proxy card.

Your board of directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Audit and Non-Audit Fees

The following table presents the aggregate fees for professional services billed by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2010 and 2009, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of the fees set forth in the following table were pre-approved by our audit committee.

	Year Ended December 31,
	2010	2009
Audit fees:(1)	$712,217	$707,001
Audit-related fees:	—	—
Tax fees:(2)	64,000	5,000
All other fees:(3)	—	—
Total	$776,217	$712,001

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting.

44	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

(2)	Tax fees were for services related to tax compliance, tax advice and planning (domestic and international).

(3)	Ernst & Young LLP did not provide any “other services” during these periods.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on the Company’s financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2.	Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3.	Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

4.	All other services are those services not captured in the audit, audit-related or tax categories.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is comparable with maintaining Ernst & Young LLP’s independence.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over the Company’s financial reporting process. It is not the duty of the audit committee to plan or conduct audits or to prepare the Company’s

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	45

financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, the Company’s financial condition, results of operations and cash flows. However, the audit committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to the Company’s stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs.

Unless the audit committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the audit committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of the Company’s financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm regarding the Company’s audited 2010 consolidated financial statements (including the quality of the Company’s accounting principles). Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2010 consolidated financial statements to the Company’s stockholders. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

The audit committee has reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the audit committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The audit committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC. The audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

46	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

The Audit Committee

Dr. Kenneth Merchant (Chair)

Mr. Keith Bechard

Dr. Theodore Tewksbury

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Audit Committee by reference therein.

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Executive Compensation

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2011 proxy statement. Based on its review and discussions, the compensation committee recommends to the board of directors that the Compensation Discussion and Analysis be included in Entropic’s proxy statement for 2011 and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Compensation Committee

Mr. Umesh Padval (Chair)

Mr. Robert Bailey

Mr. Thomas Baruch

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Compensation Committee by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes Entropic’s executive compensation program for 2010. We use this program to motivate and reward those whom our board has selected to lead our business.

This section of the proxy statement explains how the compensation committee made its compensation decisions for the following named executive officers for 2010: our president and chief executive officer,

Mr. Patrick Henry; our chief financial officer, Mr. David Lyle; and our three other most highly compensated executive officers: Mr. William Bradford, our senior vice president, worldwide sales; Dr. Michael Farese, our senior vice president, engineering and operations; and Mr. Vinay Gokhale, our senior vice president, marketing and business development. The compensation for these individuals is listed in the Executive Compensation Tables section of this proxy statement.

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Philosophy and Goals of Our Executive Compensation Program

Our compensation philosophy is established by our compensation committee under authority granted by our board of directors. We seek to develop compensation packages for our employees that will allow us to attract, retain and motivate talented employees at all levels within the organization to enhance further long-term stockholder value. The primary objectives of our executive compensation program are: establishing compensation for our executive officers that is externally competitive, aligning compensation with our short-term and long-term performance, building stockholder value by providing incentives based on achievement of corporate goals and providing differentiated compensation based on individual performance. In order to implement those objectives, we provide a total compensation package to our executive officers through a mix of salary, bonus and long-term equity-based compensation that is designed to be competitive with comparable companies within the semiconductor and other high technology industries.

The details of our executive compensation program and how the compensation committee reached its compensation decisions for our named executive officers are discussed in detail in the remainder of this Compensation Discussion and Analysis section of this proxy statement.

Executive Summary

Overview of Our Compensation Program

We believe that attracting and retaining talented management personnel is required in order to deliver superior stockholder value, and that a competitive compensation program is critical to that end. Therefore, we intend to provide a competitive compensation package to our executives, tie a significant portion of compensation to performance and utilize components that best align the interests of our executives with those of our stockholders.

The following is a summary of important aspects of our executive compensation program discussed later in this Compensation Discussion and Analysis.

•

The key elements of our executive compensation program are base salary, incentive bonus and long-term equity-based compensation consisting of stock options and, beginning in 2010, restricted stock units, or RSUs.

•	We emphasize pay-for-performance in order to align executive compensation with our business strategy and the creation of long-term stockholder value.

•	While we emphasize “at risk” pay tied to performance, we believe our program does not encourage excessive risk taking by management.
•	We have change of control agreements with our executives to help provide continuity of management in the event of a change of control of our company.

In 2010, a significant portion of our executive officers’ total compensation was linked to our 2010 performance. We consider this compensation, comprised of an executive’s bonus and equity-based incentives to be “at risk.” In the case of an executive officer’s bonus, no amount is paid unless certain performance criteria are achieved. In the case of an executive officer’s stock options, no value is realized unless the market price of our common stock increases after the date of grant. Because the benefits associated with our management bonus plan and stock option grants will only be realized if performance criteria or stock price increases occur, these elements of executive compensation are performance-based and considered to be “at risk.”

In 2010, the compensation of each of Mr. Henry, Mr. Lyle, Mr. Bradford, Dr. Farese and Mr. Gokhale that was comprised of bonuses and equity incentives, and therefore considered to be “at risk,” was 85, 78, 68, 88 and 67 percent of their respective total compensation for 2010.

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Changes Made in 2010 to Our Executive Compensation Programs

The total compensation received by our executive officers in 2010 represents a significant increase over the total compensation received by them in 2009. This increase was principally the result of (i) lifting the salary freeze implemented in 2009 that had frozen executive officer compensation at 2008 levels, (ii) an increase in the base salaries of our executive officers to bring them to approximately the 50th percentile relative to our 2010 industry peer group, as many were below the 25th percentile, (iii) the payout of the maximum bonus amounts payable to our executive officers under our management bonus plan as the result of 2010 operating performance that greatly exceeded pre-established revenue and non-GAAP operating income targets, and (iv) the granting of equity-based awards to our four continuing named executive officers to bring them to approximately the 50th percentile relative to our 2010 industry peer group, as the value of the awards and the number of shares subject to the awards that were granted to such named executive officers in 2009 was between the 25th and 50th percentile relative to the market. Compared to 2010, the payout of bonus amounts to our executive officers under our 2008 management bonus plan and 2009 management bonus plan, respectively, were significantly less because the Company and its executive officers did not meet certain revenue, operating and performance goals specified under those bonus plans. In addition, the value of the equity-based awards granted to our four continuing named executive officers in 2010 is higher than the value of the equity-based awards granted to such named executive officers in 2009 in part as a result of a 102 percent increase in the fair market value of our common stock from $2.41 on the 2009 equity-based award grant date to $4.86 on the 2010 equity-based award grant date. Total compensation information for our named executive officers is detailed in the 2010 Summary Compensation Table.

In 2010, we made the following changes to our executive compensation programs:

Increase in 2010 Base Salary. In 2009, given the uncertain macroeconomic environment, we froze the base salaries of our employees,

including our executives, at 2008 levels. In 2009, as our business and revenue visibly improved, the compensation committee met in September and confirmed its support for increasing cash compensation levels for our executive officers, many of which were then below the 25th percentile relative to our industry peer group effective in 2010. In March 2010, after improvement in our business and the macroeconomic environment as a whole, and the executive compensation analysis that was conducted during the fourth quarter of 2009 and the first quarter of 2010, the compensation committee approved increases in base salaries for our executive officers to bring them up to approximately the 50th percentile relative to our 2010 industry peer group for those who were below the 50th percentile. Base salary information for 2010 for our named executive officers is detailed in the 2010 Summary Compensation Table.

Increase in Severance Benefits. In 2010, in an effort to provide severance benefits to our executive officers that approximated the 50th percentile relative to our 2010 industry peer group, we amended and restated the terms of the severance packages provided to our executive officers in connection with a change of control to increase the amount of severance payable under specified circumstances by an amount equal to six months’ base salary. In each case, the increase to severance benefits was only applicable to severance paid in the event the executive’s employment was terminated in connection with a change of control—the change of control event itself does not trigger payment of the benefit. These severance benefits are described in greater detail in the Severance and Change of Control Payments section of this Compensation Discussion and Analysis.

Adoption of Management Bonus Plan. In April 2010, the compensation committee adopted a new management bonus plan to provide a cash incentive to our officers for their performance on an annual basis, and the compensation committee established the performance criteria for payouts of bonuses and the corresponding bonus amounts under the new management bonus plan. Under the management bonus plan, no bonuses were payable in 2010 unless the Company achieved revenues of at least

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$140.0 million and non-GAAP operating income of at least $15.4 million. These minimum thresholds were intended to be challenging but attainable. Prior to 2010, the highest annual revenues the Company had achieved was $146.0 million in 2008 and the Company had a history of operating losses and had never achieved non-GAAP operating income on an annual basis.

Inclusion of RSUs in Long-Term Equity Incentives. Prior to 2010, we granted stock options to our executive officers pursuant to our long-term equity incentive program and had never granted other types of equity awards, such as RSUs. In 2010, the compensation committee evaluated other types of long-term incentives, including RSUs, and based on the Company’s share price and peer data determined to include RSUs as part of the long-term incentive package offered to certain new and continuing employees in 2010, including one newly hired executive officer. We expect to continue to grant RSUs as part of the equity-based awards that we grant to new and continuing employees and, beginning in 2011, our compensation committee has approved the inclusion of RSUs in the annual equity-based awards granted to our executive officers.

Overview of 2010 Operating Performance

In 2010, despite continuing challenges associated with the macroeconomic environment, we delivered strong financial results. Our revenue and operating income grew quarter-over-quarter throughout 2010 and we ended the year reporting our highest level of quarterly revenue and profitability since the Company’s inception in 2001. Our 81% revenue growth in 2010 dramatically outpaced the growth rate of the overall semiconductor industry, estimated by the Semiconductor Industry Association at 32%. Our extraordinary 2010 corporate performance was a key factor in the compensation decisions made by the compensation committee in 2010 and early 2011. Please see the Management’s Discussion and Analysis of Financial Condition and Results of Operations section in our Annual Report for a more detailed description of our 2010 financial results.

The table set forth below provides a year-over-year comparison of our 2010 financial results to our 2009 financial results.

	2010	2009	Change %
Net Revenues, in millions	$210.2	$116.3	81%
GAAP net income (loss), in millions	$64.7	$(13.2)	— (1)
GAAP net income (loss) per share (basic)	$0.86	$(0.19)	— (1)
GAAP net income (loss) per share (diluted)	$0.82	$(0.19)	— (1)

(1)	Represents a greater than five times increase over prior year results.

How We Make Compensation Decisions

Processes and Procedures

The compensation committee typically meets during the fourth quarter of the year to begin the planning process for the next year’s compensation programs, and it meets in both the fourth and first quarter of each year to conduct its annual evaluation of executive officer compensation, determine bonus awards with respect to the prior year’s performance, establish new performance objectives and related bonus structures for the current year, and grant new long-term compensation awards in the form of equity incentives. The compensation committee meets at other times during the year as necessary to administer our equity incentive plans and address other compensation-related matters, including matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy,

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potential modifications to that strategy, and new trends, plans or approaches to compensation.

The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with one or more of the following individuals: the president and chief executive officer, the vice president of human resources, the general counsel and, if applicable, an independent compensation consultant engaged by the compensation committee. The compensation committee meets regularly in executive session. However, from time to time, the compensation committee may invite various members of our management team and other employees, as well as outside advisors or consultants, to make presentations, provide financial or other background information or advice, or otherwise participate in meetings. Our president and chief executive officer may not participate in or be present during any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the sole authority to retain compensation consultants to assist it in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Generally, the compensation committee’s process comprises two related elements: (i) the determination of compensation levels and (ii) the establishment of performance objectives for the current year. For executives other than the president and chief executive officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the president and chief executive officer or the vice president of human resources. In the case of the president and chief executive officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation, including any equity awards to be granted. For all executives, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, models that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the committee’s compensation consultant, if any, including analyses of executive compensation paid at other companies identified by the consultant.

As permitted in its charter, the compensation committee has formed and delegated its authority to grant equity awards to non-officer employees to a non-executive stock option subcommittee. This subcommittee is currently composed of two members, one of whom is our president and chief executive officer. The other subcommittee member may be any one of our general counsel, chief financial officer or the vice president of human resources. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-officer employees, particularly new employees, within specified limits approved by the compensation committee. The subcommittee must follow the Company’s existing equity award guidelines when granting options to new hires and may not grant promotional or discretionary option awards to acquire more than an aggregate of 17,500 shares in any 12-month period to any existing non-executive employee. As part of its oversight function, the compensation committee reviews, on a quarterly basis, the list of awards approved by the subcommittee.

Role of the Compensation Consultant

In December 2009, the compensation committee retained the services of the independent executive consulting firm Radford

52	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

Consulting Services, or Radford, to assist it in setting the Company’s 2010 executive compensation strategies. Radford reported directly to the compensation committee. Other than the services performed for the compensation committee, Radford did not provide additional consulting services to the Company, although we do subscribe to Radford’s published compensation surveys which are widely used in our industry and are used by our human resources department to help benchmark salaries paid throughout our organization.

The compensation committee requested Radford to:

•	evaluate the efficacy of our existing executive compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	assist in refining our executive compensation strategy and in developing and implementing executive compensation programs to execute that strategy;

•	provide market data for compensation arrangements of executives at similar companies in order to benchmark the reasonableness of the Company’s compensation;

•	make recommendations for compensation to be paid to the Company’s executives based on guidelines and other input provided by the compensation committee; and

•	provide market data and make recommendations for board equity levels that would be effective in 2011.

As part of its engagement, the compensation committee requested Radford to develop a comparative group of companies and perform analyses of compensation levels for that group. At the request of the compensation committee, Radford also conducted individual interviews with members of the committee, the president and chief executive officer, the vice president of human resources and other members of senior management, as they deemed appropriate, to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete.

Radford ultimately developed recommendations for our executive compensation that were presented to the compensation committee for its consideration. The compensation committee engaged in an active dialogue with Radford before finally approving the compensation for our executive officers for 2010 as described in detail below.

Benchmarking of Executive Compensation

For 2010, Radford benchmarked our executive compensation using a combination of peer group proxy statement analysis and Radford’s own executive compensation surveys. Radford, with input from the compensation committee, developed its recommendation for the Company’s peer group by identifying publicly-traded semiconductor companies with revenues between approximately $100 million and $400 million. In addition to industry group and revenue size, Radford generally sought to focus on companies with market capitalizations of less than $500 million and between 150 and 600 total employees as potential industry peers. The resulting peer group of twenty-one companies is set forth below and includes primarily semiconductor companies that are similar to us in business strategy or represent business or talent market competitors:

2010 Industry Peer Group
Actel	Micrel
ANADIGICS	Mindspeed Technologies
Applied Micro Circuits	Monolithic Power Systems
Cavium Networks	Netlogic Microsystems
Echelon Corporation	Opnext
Exar Corporation	Power Integrations
Hittite Microwave	Sigma Designs
Ikanos Communications	Silicon Image
Integrated Silicon Solutions	Standard Microsystems
IXYS Corporation	Volterra Semiconductor
Lattice Semiconductor

In addition to proxy data from the peer group companies, the compensation committee used information provided by Radford from its own

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industry surveys and proprietary databases to benchmark compensation for each of our executive officer positions. For 2010, Radford collected market compensation data from the Radford High Technology Executive Total Direct Compensation Survey, giving the peer group proxy data and survey data approximately equal weighting to develop percentile rankings for each element of 2010 compensation.

When considering the competitiveness of executive officer compensation levels, the compensation committee reviewed the compensation of each executive officer against the available market data for that executive officer from these benchmarking sources. The compensation committee did not use a formula to set pay in relation to this market data; rather it applied its own subjective discretion to determine compensation for each executive officer relative to such data.

Elements of Total Compensation

To accomplish our executive compensation program objectives, we provide our executive officers with compensation packages that generally consist of the following components: base salary, cash bonus and long- term equity incentives. Our executive officers are also entitled to potential payments upon specified termination or change of control events. Additionally, our executive officers receive other benefits that are generally available to our employees.

Base Salary

Base salaries are used to attract and retain employees by providing compensation that is not considered “at risk” as compared to other performance-based and long-term incentives. The initial base salary for each executive officer is established at the time of hire taking into consideration the executive officer’s scope of responsibilities, qualifications, experience, competitive salary information and internal equity. Base salary adjustments for ensuing years are determined based on an assessment of the executive’s job responsibilities, performance against job responsibilities, overall Company performance, competitive salary information and overall economic conditions.

These factors are subjectively assessed by our compensation committee, and no methodology is used to systematically score or weight such factors in determining or adjusting base salaries. The compensation committee reviews base salaries during the first quarter of each fiscal year, and therefore any change in base salary reflects the Company’s prior year’s business and individual performance achievements. For purposes of setting base salary levels, the compensation committee considers both an executive officer’s exhibited value to the organization and its overall business, as well as his or her anticipated contributions to our future short-term and long-term success. In addition, the compensation committee also considers the market reference point for each executive officer’s base salary, based on the 50th percentile of companies in our peer group for the executive officers’ particular role.

In January 2010, Radford provided our compensation committee with its analysis regarding market cash compensation and recommendations for changes to 2010 base salaries for the Company’s executive officers. In March 2010, the compensation committee approved increases in base salaries for our executive officers in amounts necessary to bring them up to approximately the 50th percentile relative our 2010 industry peer group. The base salary increases for our named executive officers became effective on April 1, 2010 and are set forth in the table below:

Named Executive Officer	Title	Base Salary
Mr. Henry	President and Chief Executive Officer	$400,000
Mr. Lyle	Chief Financial Officer	$295,000
Mr. Bradford	Senior Vice President, Worldwide Sale	$250,000
Dr. Farese	Senior Vice President, Engineering and Operations	$270,000
Mr. Gokhale	Senior Vice President, Marketing and Business Development	$255,000

The aggregate base salary information for 2010 for our named executive officers is detailed in the 2010 Summary Compensation Table.

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Performance-Based Cash Bonuses

Cash bonuses are tied to annual corporate and individual performance and are considered an “at risk” element of overall compensation. Annual bonuses are intended to provide our executive officers an incentive to achieve overall Company goals, thereby enhancing stockholder value. Corporate goals for our cash bonus plans are designed to be challenging but attainable, and therefore reflect a pay-for-performance philosophy of compensation with a risk of achievement. Bonuses are generally not paid until after the end of the performance measurement period. The Company’s management bonus plan does include a provision for recovery of payments after they are made that would require an executive to return any portion of any cash bonus that had already been paid.

2010 Management Bonuses. In April 2010, the compensation committee adopted a new management bonus plan to award officers of the Company for their performance on an annual basis, and established the performance criteria for payouts of bonuses and the corresponding bonus amounts under the new management bonus plan for 2010.

The 2010 performance criteria under the management bonus plan related solely to two financial metrics: (i) our 2010 revenues and (ii) our 2010 non-GAAP operating income. Management and our board of directors use non-GAAP operating income as a financial measure to manage the Company’s business, including setting operating budgets and benchmarking performance internally. Non-GAAP operating income excludes the effects of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, and restructuring charges.

Under the management bonus plan, no bonuses were payable in 2010 unless the Company achieved revenues of at least $140.0 million and non-GAAP operating income of at least $15.4 million. These minimum thresholds were intended to be challenging but attainable. Prior to 2010, the highest annual revenues the Company had achieved was $146.0 million in 2008 and the Company had a history of operating losses and had never achieved non-GAAP operating income on an annual basis.

Assuming such minimum thresholds were met, the potential bonus payment any executive officer could receive was measured as a percentage of the executive officer’s base salary. Under the management bonus plan, in 2010, 75 percent of each executive officer’s target bonus payout was tied to the Company meeting or exceeding 2010 revenue goals, and 25 percent of the target bonus was tied to meeting or exceeding 2010 non-GAAP operating income goals. For each of these sets of goals, bonuses of up to 200 percent of target would be paid if the Company achieved revenue or operating income levels that the compensation committee believed would be very difficult to achieve.

With respect to the 2010 revenue thresholds, each named executive officer would receive 75 percent of his target bonus payout if the Company achieved 2010 revenues of $140.0 million, 100 percent if the Company achieved 2010 revenues of $165.0 million, 150 percent if the Company achieved 2010 revenues of $175.0 million and 200 percent if the Company received revenues of $185.0 million or more. With respect to the 2010 non-GAAP operating income thresholds, each named executive officer would receive 50 percent of his target bonus payout if the Company achieved 2010 non-GAAP operating income of $15.4 million, 100 percent if the Company achieved 2010 non-GAAP operating income of $19.3 million, 150 percent if the Company achieved 2010 non-GAAP operating income of $23.0 million and 200 percent if the Company received non-GAAP operating income of $28.0 million or more. The Company’s 2010 revenues and 2010 non-GAAP operating income were $210.2 million and $45.2 million, respectively, which dramatically exceeded expectations and represented a significant increase over the corresponding amounts in 2009 of $116.3 million in revenues and $0.01 million in non-GAAP operating income. Achievement of these levels of revenue and non-GAAP net operating income in 2010 accordingly resulted in a 200 percent payout of the target bonus amount.

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The weightings (75 percent for revenue goals and 25 percent for operating income goals) together with the target payouts (200 percent based on the level of revenues and operating income actually achieved) were applied to each individual executive officer’s target bonus percentage to determine the bonus payout for such executive officer. The target 2010 bonus percentages for each of our named executive officers are set forth in the table below:

Named Executive Officer	Title	Target Bonus Percent
Mr. Henry	President and Chief Executive Officer	95%
Mr. Lyle	Chief Financial Officer	50%
Mr. Bradford	Senior Vice President, Worldwide Sales	60%
Dr. Farese	Senior Vice President, Engineering and Operations	50%
Mr. Gokhale	Senior Vice President, Marketing and Business Development	45%

These target bonus percentages were set by our compensation committee and were consistent with our goal of providing target cash compensation to our named executive officers at approximately the 50th percentile relative to our 2010 industry peer group. Target cash compensation is comprised of base salary plus target cash bonus and assumes payout of the bonus at 100 percent of the target amount. The actual 2010 payouts under the management bonus plan to our named executive officers are set forth in the “Non-Equity Incentive Plan Compensation” column in the 2010 Summary Compensation Table.

2010 Discretionary Bonus Pool. In November 2010, the compensation committee created a $300,000 discretionary bonus pool for management-level and other employees, excluding executive officers. The purpose of the discretionary bonus was to provide a pool of funds to recognize non-executive employees for corporate performance that exceeded expectations in 2010. The committee delegated authority for how the funds would be used to the president and chief executive officer. In December 2010, the compensation committee reassessed how the discretionary bonus pool would be distributed, and approved the use of a major portion of the discretionary bonus pool funds to purchase an “in-kind” bonus that would be distributed to all employees, including executive officers. The Company elected to use the majority of the discretionary bonus pool to purchase iPads for all employees employed by the Company on December 18, 2010 and any funds remaining in the pool, after accounting for the iPad purchases, would be distributed as cash awards to non-management employees not eligible under any formal bonus plan in 2010, with specific amounts awarded to such employees to be determined by the president and chief executive officer. Each employee, including executive officers, received an iPad or the option to receive a cash bonus equal to the value of the iPad. The value of the iPad (or the cash bonus) was reported as taxable wages and the payroll taxes due on the value were paid by the Company. The specific value of the award to our named executive officers from the 2010 discretionary bonus pool are set for the in the “Bonus” column of the 2010 Summary Compensation Table. The value of the iPad was $587.02 for each officer, however, the actual compensation to each executive officer varied based on each officers’ specific payroll tax circumstance.

Long-Term Equity Incentives

We provide long-term incentive compensation to our executive officers through equity awards in the form of stock- options that vest over four years and which have an exercise price equal to the market price of our common stock on the date of grant. Since our initial public offering in December 2007, we have issued such equity awards to executive officers and other employees under our 2007 equity incentive plan. This plan was established to provide incentives to our employees and consultants to execute on our long-term objectives and strategic initiatives. We believe these equity awards help align the interests of our executive officers with those of our stockholders. Given the growth stage of our business and industry

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risk profile, we believe the use of equity-based awards as a significant component of our compensation package for executive officers is the best approach to encourage executive officers to focus on the achievement of corporate goals that align the interests of our executive officers with creating long-term stockholder value.

The Company is required to record a non-cash, stock-based compensation expense for stock-based options and awards, based on the grant date fair value of such awards. This expense is amortized under a straight-line method over the vesting period of each award.

We have not granted options with performance-based vesting conditions to our executive officers, and, until 2010, had not granted other types of equity awards, such as RSUs, to our executives. Since our initial public offering, our compensation committee has examined other types of long-term incentives, including RSUs, and in 2010, in connection with hiring Dr. Michael Farese, our senior vice president, engineering and operations, we granted RSUs to an executive officer for the first time. Our compensation committee believes that RSUs provide a valuable addition to our executive officer long-term incentive program. Compared with stock options, we do not have to issue as many RSUs to achieve a given level of compensation expense, so, to the extent RSU’s are issued in lieu of stock options, the dilutive effect of our employee equity incentives on our outstanding shares will be reduced. RSUs also provide a more direct correlation between the compensation expense we must record for financial accounting purposes and the actual value delivered to our executive officers, and they are less subject to market volatility than stock options. Beginning in 2011 our compensation committee has approved the inclusion of RSUs in the annual equity-based awards granted to our executive officers, with each award including both stock options and RSUs at a ratio of 70 percent to 30 percent, respectively.

In addition to stock options and RSUs, the 2007 Plan allows for other types of equity awards. Our compensation committee has not ruled out the use of other types of equity incentives in the future; however, for the present, the compensation committee intends to continue to grant stock options and RSUs as the exclusive types of long-term equity incentive for the Company’s executive officers. The compensation committee believes that equity-based awards that include a combination of stock options and RSUs provide an appropriate balance between expenses, dilution, alignment with stockholder interests, compensatory value and retention value.

We do not have a fixed policy for allocating compensation between long-term incentives and annual compensation or between cash and non-cash compensation. For 2010, when we raised target cash compensation to approximate the 50th percentile of our 2010 industry peer group, we also relied on the market data provided by Radford to make equity grants that approximated the 50th percentile of our 2010 industry peer group.

Equity-Based Awards. Our 2007 equity incentive plan authorizes us to grant stock options and RSUs to employees, consultants and directors. With respect to executive officers, equity-based awards are typically granted and effective upon commencement of employment and on an annual basis thereafter, generally in conjunction with our annual performance evaluation process. The compensation committee also has the discretion to make grants in connection with promotions. All equity-based awards to executive officers require the approval of our compensation committee before they are awarded.

In determining the size of the annual equity-based awards granted to our existing executive officers, the compensation committee considers the performance of the executive officer in achieving corporate goals and enhancing stockholder value, the overall number and exercise prices of both vested and unvested equity-based awards held by the executive officer, and the number of equity-based awards and timing of those awards made to executive officers in comparable positions within a group of comparable companies. These factors are considered on a collective basis, and our compensation committee, together with input

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from the president and chief executive officer for executives other than himself, and the vice president of human resources, then makes a subjective determination as to the size of option grants and RSU awards based on these factors taken as a whole.

Stock options are priced at the fair value of our common stock on the date the award is granted. Generally, 25 percent of the shares subject to stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain situations such as in connection with termination of employment following a change of control. Our stock options generally expire 10 years from the date of grant.

RSUs entitle the holder to receive shares of our common stock at the time of vesting, without the payment of an exercise price or other cash consideration. RSUs vest over a period of continuous service measured from the award date, and in general vest with respect to 50 percent of the shares subject to the RSU award on the one year anniversary of the award date and 50 percent of the shares subject to the RSU award on the two year anniversary of the award date, subject to acceleration of vesting in certain situations such as in connection with termination of employment following a change of control. The vesting terms of RSUs to be granted to our executive officers beginning in 2011 may have a two year or four year vesting period, as determined by our compensation committee.

2010 Equity-Based Awards. In April 2010, our compensation committee convened to determine the size of the annual stock option grants to be awarded to our officers and key employees, including the named executive officers. The compensation committee targeted stock option awards for the Company’s executive officers at the 50th percentile relative to our 2010 industry peer group, with the possibility of awarding options at up to the 75th percentile and down to the 25th percentile to individual executives based on input from the president and chief executive officer for those other than himself and the compensation committee’s subjective assessment of the officer’s past performance, the officer’s expected future contributions, the period of the prior year the executive was employed by the Company, and the extent to which the value of the officer’s unvested stock options were expected to help continue to retain his or her services.

In April 2010, the compensation committee approved new stock option grants to the named executive officers who were then employed by us. One of our named executive officers was subsequently hired, and he received a new hire equity stock option grant and a RSU award upon commencement of employment. Equity-based awards made in 2010 to our named executive officers are set forth in the 2010 Grants of Plan-Based Awards Table and the outstanding equity-based awards held by our named executive officers as of December 31, 2010 are set forth in the 2010 Outstanding Equity Awards at Year-End Table.

Based on the survey and peer group data provided by Radford, the number of options granted to our named executive officers in April 2010, as a percentage of outstanding shares, was generally competitive with the 50th percentile relative to our 2010 industry peer group. The value of the options granted in April 2010 to our named executive officers was also between the 50th and 75th percentiles relative to our 2010 industry peer group.

Consistent with our practice of granting an initial equity-based award to newly hired management employees as an inducement to join the Company, the one named executive officer who was hired after April 2010 received a new hire stock option grant and a RSU award upon commencement of his employment. Such new hire stock option vests over four years, with 25 percent vesting on the first anniversary of the grant date and the reminder vesting in equal monthly installments over the 36 months thereafter and the RSU award vests over four years, with 25 percent vesting on the first anniversary of the grant date and the remainder vesting in equal annual installments over the following three years, except that, with respect to RSUs, vesting is prohibited during any specified period of which our directors, officers

58	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

and certain employees are restricted from trading in our securities. The number of equity-based awards granted to our newly hired named executive officer was determined by negotiation between the Company and such executive taking into account the Company’s historic new hire equity grant practices and available market data, including the Radford High Technology Executive Total Direct Compensation Survey. The committee believes that the new hire equity grants awarded to such named executive officer are competitive with our 2010 industry peer group, ranging between the 50th and 75th percentiles in terms of the number of shares subject to equity-based awards for such named executive officer.

Severance and Change of Control Payments

We have entered into agreements containing severance benefits for our president and chief executive officer and agreements containing change of control provisions with all of our named executive officers, the terms of which are described in Executive Compensation Tables—2010 Compensation Arrangements of Named Executive Officers—Employment and Severance Arrangements. These agreements provide for a varying combination of a lump-sum cash payment, continued benefits and acceleration of vesting on outstanding equity-based awards upon termination, in the case of our president and chief executive officer, and in connection with a change of control, in the case of all executive officers. The change of control provisions contained in these agreements include a “double trigger,” meaning that they do not become operative in the event of a change of control unless the executive’s employment is terminated involuntarily without cause, or voluntarily with good reason, in connection with the transaction.

Given the nature of the industry in which we participate and the range of strategic initiatives we may explore, we believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following a termination without cause or resignation with good reason in connection with or following a change of control, these severance and change of control benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change of control benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.

Relocation Benefits

Dr. Michael Farese, our senior vice president, engineering and operations, joined the Company in 2010. To induce his employment with the Company, we provide relocation benefits to Dr. Farese under the terms of his offer letter and relocation agreement with us. The terms of the relocation benefits are described in Executive Compensation Tables—2010 Compensation Arrangements of Named Executive Officers—Relocation Benefits.

The offer letter and relocation agreement with Dr. Farese includes provisions that will require him to reimburse us for a pro-rated amount of relocation expenses reimbursed by the Company in the event he is terminated by us “for cause” or voluntarily terminates his employment with us prior to completing 36 months of continuous service with the Company.

Other Compensation

In order to remain competitive and recruit and retain highly talented individuals, we provide other forms of compensation from time to time, such as the ability to participate in our employee stock purchase plan through regular payroll deductions, paid premiums on group life insurance policies, supplemental disability insurance coverage, a section 401(k) savings/retirement plan, relocation benefits and hiring bonuses. We also provide personal paid time off and paid holidays to all employees, including our executive officers, which are comparable to those provided at comparable companies.

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	59

Option Grant Timing and Pricing Disclosure

The compensation committee has adopted an equity grant policy that provides that, to the extent that annual equity awards are granted to executive officers in a given year, the compensation committee will consider and approve such grants at a compensation committee meeting held within the first 90 days of each year.

The annual meetings during which annual equity awards are typically determined are generally scheduled to follow the expected release of our earnings for the fourth quarter of the previous year, and occur at a time that is expected to be during a fixed “window” period, or a specified period outside of which our directors, officers and certain employees are restricted from trading in our securities. The awards approved by the compensation committee will be granted effective as of the date of the compensation committee’s approval thereof. The exercise price will be the closing market price of our common stock on the date of grant, or if the date of grant occurs on a weekend or holiday when NASDAQ is closed, then the exercise price is the closing price of the immediately preceding trading day. Our newly hired executive officers receive an option grant that is considered and approved by the compensation committee. The effective date of the option grant is the later of the date of the compensation committee approval thereof or the date of hire. Equity award grants relating to a promotion or other discretionary awards to an executive officer are made by the compensation committee at the first meeting of the compensation committee following the promotion of the executive officer or other applicable event. The equity award grant is effective as of the date of the compensation committee’s approval. For stock options and stock appreciation rights for both new hires and promotion or other discretionary awards to executive officers, the exercise price is equal to the closing price of our common stock on the date of grant, or if the date of grant occurs on a weekend or holiday when NASDAQ is closed, then the exercise price is the closing price on the immediately preceding trading day.

Under the terms of our Directors’ Plan, as modified in late 2010 and early 2011, each individual who is elected or appointed for the first time to be our non-employee director automatically receives an initial grant of an option to purchase 40,000 shares of our common stock on the date of his or her initial election or appointment to our board. In addition, each non-employee director whose term on our board continues following our annual meeting of stockholders and who has served on our board for at least 90 days prior to such annual meeting automatically receives, on the date of such annual meeting, an option to purchase 10,000 shares of our common stock, and a RSU award for a number of shares of common stock equal to $50,000 divided by the closing sale price of our common stock per share as reported on The NASDAQ Global Select Market on the grant date.

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60	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

EXECUTIVE COMPENSATION TABLES

2010 Summary Compensation Table
Name and Principal Position	Year	(1)	Salary ($)	(2)	Bonus ($)	(3)	Option Awards ($)	(4)	Stock Awards ($)	(5)	Non-Equity Incentive Plan Compensation ($)	(6)	All Other Compensation ($)	(7)	Total ($)
Patrick Henry President and Chief Executive Officer	2010 2009 2008		376,563 300,000 300,000		927 22,536 –		1,308,000 411,325 1,167,880		– – –		760,000 112,464 –		552 414 414		2,446,042 846,739 1,468,294
David Lyle Chief Financial Officer	2010 2009 2008		277,422 220,000 220,000		25,927 37,517 –		654,000 164,530 291,970		– – –		295,000 52,483 –		407 304 304		1,252,756 474,834 512,274
William Bradford Senior Vice President, Worldwide Sales	2010 2009 2008		250,000 53,265 –		1,014 – –		196,200 642,740 –		– – –		300,000 20,117 –		28,230 86 –		775,444 716,208
Michael Farese Senior Vice President, Engineering and Operations	2010 2009 2008		158,776 – –		927 – –		931,500 – –		153,900 – –		157,500 – –		41,497 – –		1,444,100 – –
Vinay Gokhale Senior Vice President, Marketing and Business Development	2010 2009 2008		255,000 253,263 –		927 11,979 –		277,950 137,460 –		– – –		229,500 63,021 –		14,088 11,553 –		777,465 477,276 –

(1)	We have provided information on compensation received by our principal executive officer, principal financial officer and our three other most highly compensated executive officers as of December 31, 2010. We refer to these individuals as our named executive officers from time to time in our proxy statement. We have not provided 2008 compensation information for Mr. Gokhale or Mr. Bradford because they became Entropic employees in January 2009 and October 2009, respectively. We have not provided 2008 and 2009 compensation information for Dr. Farese because he became an Entropic employee in June 2010.

(2)	The amounts in this column represent salaries actually earned for services performed by the named executive officers in the periods indicated. The 2009 salaries for Mr. Gokhale and Mr. Bradford represent the amounts earned by them in 2009 after joining us in January 2009 and October 2009, respectively. The 2010 salary for Dr. Farese represents the amount earned by him in 2010 after joining us in June 2010.

(3)	The amounts in this column represent discretionary cash or cash value bonuses earned by the named executive officers during the periods indicated, which amounts may have been paid to these individuals subsequent to the periods indicated. The 2010 amounts include the value of the iPad (or the cash bonus equivalent) awarded under the terms of our 2010 discretionary bonus plan, which was approved by the compensation committee in November and December 2010, for services performed in 2010. Each of Mr. Lyle’s 2010 and 2009 bonuses includes a $25,000 retention bonus that he earned in March 2010 and March 2009, respectively, under the terms of his 2008 retention bonus agreement, as further described in 2010 Compensation Arrangements of Named Executive Officers—Retention Agreement. Mr. Gokhale’s 2009 bonus includes a $10,000 signing bonus paid to him under the original terms of his offer letter with the Company.

(4)	The dollar value of stock options shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that are attributable to stock option awards granted to these individuals during the periods indicated. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.

(5)	The dollar value of RSUs shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that are attributable to RSU awards granted to these individuals during the periods indicated. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.

(6)	The 2010 values in this column represent cash bonuses earned by the named executive officers based on the Company’s performance during 2010 under the Company’s management bonus plan that was adopted in April 2010. The 2009 and 2008 values in this column represent cash bonuses earned by the named executive officers based on the Company’s performance and their respective individual performances during the periods indicated under the Company’s 2009 management bonus plan and 2008 executive bonus plan, respectively. No bonuses were paid to any of the named executive officers who were eligible to receive bonuses under the 2008 executive bonus plan.

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	61

(7)	The 2008 values shown in this column reflect life insurance premiums paid by us on behalf of the named executive officers. The 2009 values shown in this column reflect life insurance premiums and commuting expenses paid by us on behalf of the named executive officers. The 2010 values in this column include the elements of all other compensation identified in the following table which excludes, as permitted by SEC rules, the amounts paid by us for perquisites and other personal benefits where the total value of all perquisites and personal benefits received by the individual named executive officer is less than $10,000:

Details of 2010 All Other Compensation
Name and Principal Position	Life Insurance Premium ($)	Relocation Expense ($)		Commuting Expense ($)		Total ($)
Patrick Henry	552	–		–		552
David Lyle	407	–		–		407
William Bradford	345	–		27,885	(a)	28,230
Michael Farese	186	36,339	(b)	4,972	(b)	41,497
Vinay Gokhale	352	–		13,736	(c)	14,088

(a)	These commuting expenses were incurred in 2010 but may have been paid subsequent to 2010. These expenses were paid to Mr. Bradford under the terms of his amended and restated offer letter and relocation agreement with us, which is further described in 2010 Compensation Arrangements of Named Executive Officers—Relocation Benefits.

(b)	These relocation and commuting expenses were incurred in 2010 but may have been paid or reimbursed subsequent to 2010. These expenses were paid to Dr. Farese under the terms of his offer letter and relocation agreement with us. The terms of Dr. Farese’s offer letter and relocation agreement are further described in 2010 Compensation Arrangements of Named Executive Officers—Relocation Benefits, and are subject to recoupment by the Company in the event Dr. Farese leaves the Company voluntarily or is terminated with cause at any time prior to the third anniversary of his employment with us.

(c)	These commuting expenses were incurred in 2010 but may have been paid subsequent to 2010. These expenses were paid to Mr. Gokhale under the terms of his amended and restated offer letter and relocation agreement with us, which is further described in 2010 Compensation Arrangements of Named Executive Officers—Relocation Benefits.

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62	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

The following table provides additional information about equity-based awards granted to our named executive officers during the year ending December 31, 2010. The equity incentive plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section headed “Long-Term Incentives.”

2010 GRANTS OF PLAN-BASED AWARDS TABLE
Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	All Stock Awards: Number of Shares of Stock or Units (#)	(2)	All Option Awards: Number of Securities Underlying Options (#)	(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	(4)
Mr. Henry	4/8/2010 4/8/2010	261,250	380,000	760,000			400,000		4.86	1,308,000
Mr. Lyle	4/8/2010 4/8/2010	101,406	147,500	295,000			200,000		4.86	654,000
Mr. Bradford	4/8/2010 4/8/2010	103,125	150,000	300,000			60,000		4.86	196,200
Dr. Farese	6/1/2010 6/1/2010 6/1/2010	54,141	78,750	157,500	30,000		270,000		5.13	931,500 153,900
Mr. Gokhale	4/8/2010 4/8/2010	78,891	114,750	229,500			85,000		4.86	277,950

(1)	The “Threshold” column represents the minimum amount payable (75 percent of the 75 percent of target payout allocated to the revenue performance metric, and 50 percent of the 25 percent of target payout allocated to the non-GAAP operating income performance metric) when threshold performance is met. The “Target” column represents the amount payable (100 percent of target payout) if the specified performance targets are reached. The “Maximum” column represents the maximum amount payable (200 percent of target payout). See Compensation Discussion and Analysis—Elements of Total Compensation—Performance-Based Cash Bonuses—2010 Management Bonuses.

(2)	The stock awards reported in the above table represent RSUs issued under our 2007 Plan. Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, 25 percent of the shares subject to a RSU vest on the first anniversary of the grant date and the remainder in equal annual installments over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.

(3)	Amounts shown represent stock options issued under our 2007 Plan that will, in general, vest and become exercisable with respect to 25 percent of the shares subject to the stock option one year from the grant date and the remainder of the shares in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain situations such as in connection with a change of control.

(4)	The shares of common stock underlying these stock option grants and RSU awards were valued as of their respective grant dates in accordance with FASB ASC Topic 718. These equity-based award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 8 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.

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2010 COMPENSATION ARRANGEMENTS OF NAMED EXECUTIVE OFFICERS

Our named executive officers received their cash and equity compensation under the terms of their employment arrangements with us which are detailed further below. The specific amounts of salaries, bonuses and other equity and non-equity compensation that our named executive officers receive under their employment arrangements with us are determined by our compensation committee with a view to ensuring that the total compensation amounts are competitive when measured against benchmarked compensation data of our industry peers, as further described in Compensation Discussion and Analysis. We do not have a set policy for allocating compensation between long-term incentives and annual compensation or between cash and non-cash compensation.

The 2010 salaries and bonuses of each of Mr. Henry, Mr. Lyle, Mr. Bradford, Dr. Farese and Mr. Gokhale represent 47, 47, 71, 22 and 62 percent of their respective total compensation for 2010. Dr. Farese’s percentage is significantly lower than the other named executive officers in part because he joined the Company in June 2010 and received salary only for a portion of the year during which he was employed, and in part because he received a stock option award exercisable for 270,000 shares of our common stock and a RSU award for 30,000 shares of our common stock in connection with his initial employment with the Company, which awards generally vest over four years from his date of employment.

Employment and Severance Arrangements

In connection with the commencement of their employment, we entered into offer letters with the named executive officers setting forth their respective initial base salaries, bonus eligibility and other employment benefits. Each named executive officer’s employment is on an “at-will” basis and each of them can be terminated by us or the named executive officer at any time, for any reason and with or without notice, subject, in the case of our president and chief executive officer, to the severance provisions of his executive employment agreement, and, with respect to all other named executive officers, to the terms of their change of control agreements. These agreements generally entitle the officers to receive cash severance, continued healthcare benefits and acceleration of vesting of outstanding equity awards, among other things, in the event their employment is terminated under specified circumstances. Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including unpaid wages and accrued and unused vacation pay.

Potential Payments under Severance Arrangements

Chief Executive Officer. Under the terms of our December 2009 amended and restated executive employment agreement with Mr. Henry, he is entitled to receive the following compensation in the event of either his termination without cause or resignation for good reason at any time, conditioned upon his execution of a full general release of all claims against the Company and continued compliance with his other post-termination obligations to the Company:

•	cash severance equal to 12 months’ base salary to be paid in a lump sum;

•	a pro-rated portion of any performance-based cash bonus award to be paid in a lump sum;

•

accelerated vesting of 50 percent of all unvested stock options and equity awards and an extended period of up to one year after Mr. Henry’s termination date to exercise all vested stock options and other equity awards, to the extent applicable; and

•	payment of premiums for medical, dental and vision benefits for 12 months after termination.

In the event a termination without cause or a resignation for good reason occurs within four and one-half months before or one year following a change a change of control of the Company or

64	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

Mr. Henry’s employment terminates due to his death or disability during such period, under the terms of the agreement, Mr. Henry will receive the severance benefits described above, but his cash severance will be increased to 18 months’ base salary, he will not receive any pro-rated performance-based cash bonus and his accelerated vesting will cover all unvested stock options and other equity awards.

Other Executive Officers. Under the terms of their change of control agreements our other executive officers, including the named executive officers, are entitled to receive the following compensation in the event of either a termination without cause or resignation for good reason within 12 months following a change of control, conditioned upon their execution of a full general release of all claims against the Company and continued compliance with their other post-termination obligations to the Company:

•	cash severance equal to 12 months’ base salary to be paid in a lump sum;

•

accelerated vesting of stock options, RSUs and other equity awards that would have vested during the 24 months following the termination date (such acceleration will apply to options or awards subject to performance-based or milestone-based vesting only if absent such acceleration provision the relevant performance measure or milestone was required to be satisfied within such 24 month period for such vesting to occur);

•	payment of premiums for medical, dental and vision benefits for six months after termination; and

•	expiration of the obligation to repay certain relocation and commuting expenses set forth in each of Mr. Bradford’s and Dr. Farese’s respective offer letters and relocation agreements with us.

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The following table sets forth potential payments payable to our current executive officers upon termination of employment or a change of control assuming their employment was terminated on December 31, 2010. Our compensation committee may, in its discretion, revise, amend or add to the benefits if it deems advisable.

Estimated Benefits upon Termination without Cause or Resignation for Good Reason

	No Change of Control								Upon Change of Control					(1)
	Salary	(2)	Continuation of Healthcare Benefits or Social Payments	(3)	Accelerated Vesting of Stock Options, RSUs and “Early Exercised” Shares	(4)	Total		Salary	(2)	Continuation of Healthcare Benefits or Social Payments	(3)	Accelerated Vesting of Stock Options, RSUs and “Early Exercised” Shares	(4)	Total
Name	($)		($)		($)		($)		($)		($)		($)		($)
Mr. Henry	400,000		19,619		3,122,937		3,542,556	(5)	600,000		19,619		6,245,874		6,865,493
Mr. Lyle	–		–		–		–		295,000		9,810		1,895,806		2,200,616
Mr. Bradford	–		–		–		–		250,000		6,761		1,946,050		2,202,811
Dr. Farese	–		–		–		–		270,000		9,810		1,354,013		1,633,823
Mr. Gokhale	–		–		–		–		255,000		8,672		2,119,129		2,382,801

(1)	The payable amounts shown in this category assume that the termination or resignation occurs within the time period specified in the applicable change of control agreement.

(2)	These amounts are based on 2010 salaries.

(3)	These amounts represent the present value of post-termination medical, dental and vision insurance coverage for the named executive officers.

(4)	Represents the aggregate value of the accelerated vesting of the executive officer’s unvested stock options, RSUs and “early exercised” shares that are subject to the Company’s repurchase option. The amounts shown as the value of the accelerated equity-based awards is calculated by multiplying the closing price of our common stock on December 31, 2010 of $12.08 per share, as reported by The NASDAQ Global Market, by the number of shares subject to accelerated vesting, less, with respect to stock options and “early exercised” shares, the stock option exercise price, if applicable. Outstanding options, if any, with an exercise price greater than $12.08 per share are not included in the calculation as it is assumed that these options would not be exercised.

(5)	This amount excludes the pro-rated performance cash bonus award that Mr. Henry would have been eligible to receive under the terms of his amended and restated executive employment agreement. See—Employment and Severance Arrangements.

Relocation Benefits

Dr. Farese joined us in 2010 and each of Mr. Bradford and Mr. Gokhale joined us in 2009. To induce their employment with us, we provide relocation benefits to them under the terms of their respective offer letters and relocation agreements with us. In April 2010, we revised the terms of Mr. Bradford’s and Mr. Gokhale’s relocation benefits and entered into an amended and restated offer letter and relocation agreement with each of them to take advantage of certain tax deductions associated with the costs of the relocation benefits we provide. As such, each of Mr. Bradford’s and Mr. Gokhale’s amended and restated agreement combines into a single agreement the revised terms of his original offer letter and relocation agreement.

Mr. Bradford. Under the terms of our April 2010 amended and restated offer letter and relocation agreement with Mr. Bradford, our senior vice president, worldwide sales, the Company provided a relocation assistance package of up to $150,000 payable towards commuting expenses and qualified relocation expenses if he relocated to San Diego by August 30, 2010. No more than $100,000 of the relocation package may be used towards commuting expenses and we are not required to reimburse Mr. Bradford for any commuting expenses that exceed $5,500 per month. Mr. Bradford chose not to relocate to San Diego by August 30, 2010 and, as such, we are continuing to reimburse him for his commuting expenses, subject to the limitations set forth in the preceding sentence, until all $100,000

66	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

allocated to commuting expenses have been exhausted, he relocates his principal residence to San Diego or he is terminated, whichever occurs earlier. Under the terms of Mr. Bradford’s amended and restated offer letter and relocation agreement, if Mr. Bradford is terminated by us “for cause” or voluntarily terminates his employment prior to completing a set period of continuous service with us, he will be required to reimburse us for certain expenses. If his employment with us ceased prior to the first anniversary of his date of hire, he would have been required to reimburse us 100 percent of all commuting and relocation expenses paid or reimbursed by us. If his employment with us ceases at any time thereafter but prior to the third anniversary of his employment with us, he is required to reimburse us a pro-rated amount of any non-commuting expenses paid or reimbursed by us, but he will not be required to reimburse us for any commuting expenses paid to him.

Dr. Farese. Under the terms of our April 2010 offer letter and July 2010 relocation agreement with Dr. Farese, our senior vice president, engineering and operations, we provide a relocation assistance package of up to $110,000 payable towards commuting expenses and qualified relocation expenses if he relocates to San Diego by August 30, 2011. We are not required to reimburse Dr. Farese for any commuting expenses that exceed $5,000 per month. In the event Dr. Farese receives reimbursement of his relocation expenses under his offer letter and relocation agreement, and then is terminated by us “for cause” or voluntarily terminates his employment with us, he will be required to reimburse us for certain expenses. If his employment with us ceases prior to the first anniversary of his date of hire, he will be required to reimburse us 100 percent of all commuting and relocation expenses paid or reimbursed by us. If his employment with us ceases at any time thereafter but prior to the third anniversary of his employment with us, he is required to reimburse us a pro-rated amount of any non-commuting expenses paid or reimbursed by us, but he will not be required to reimburse us for any commuting expenses paid to him.

Mr. Gokhale. Under the terms of our April 2010 amended and restated offer letter and relocation agreement with Mr. Gokhale, our senior vice president, marketing and business development, we provide a relocation assistance package of up to $100,000 payable towards commuting expenses and qualified relocation expenses if he relocated to San Diego by the first anniversary of his date of hire. Because Mr. Gokhale did not relocate to San Diego by the specified deadline, he was permitted to use any portion of the remaining relocation assistance amounts for commuting expenses not to exceed $3,000 per month, until he exhausts all of his relocation assistance amounts, relocates his principal residence to San Diego or is terminated, whichever occurs earlier. Under the terms of Mr. Gokhale’s amended and restated offer letter and relocation agreement, if Mr. Gokhale is terminated by us “for cause” or voluntarily terminates his employment prior to completing 36 months of continuous service with us, he will be required to reimburse us for a pro-rated amount of any non-commuting expenses paid or reimbursed by us, but he will not be required to reimburse us for any commuting expenses paid to him.

Retention Agreement

Under the terms of Mr. Lyle’s March 2009 retention agreement, he earned $25,000 in the first quarter of 2009 and $25,000 in the first quarter of 2010. Mr. Lyle’s retention payments were separate from his base salary and any future bonus that he may have received under any of our management bonus plans. In the event that Mr. Lyle had voluntarily terminated his employment prior to March 31, 2011, he would have been required to return a pro-rated portion of any retention payments that he had received to the Company. This right of recoupment, or “claw back,” expired in March 2011 with respect to Mr. Lyle’s 2009 and 2010 retention bonuses. In the event of a change of control, or if we terminate Mr. Lyle without cause, conditioned upon Mr. Lyle’s execution of a full general release of all claims against us and his continued compliance with his other post-termination obligations to the Company, all of his retention payments will be accelerated and his obligation to return any portion of any retention payments he has already received to the Company will be extinguished.

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The following table summarizes the equity awards we have granted to our named executive officers which are outstanding as of December 31, 2010.

2010 OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE
	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)	(3)
Mr. Henry	150,000	–	0.3250	9/12/2013	–			–
	59,921	6,968	1.4950	5/17/2017	–			–
	215,718	25,084	1.4950	5/17/2017	–			–
	112,254	154,413	1.9900	3/19/2018	–			–
	98,958	151,042	2.4100	5/21/2019	–			–
	–	400,000	4.8600	4/8/2020	–			–
Mr. Lyle	1,946	9,734	1.0491	5/18/2017	–			–
	26,218	38,605	1.9900	3/19/2018	–			–
	39,583	60,471	2.4100	5/21/2019	–			–
	–	200,000	4.8600	4/8/2020	–			–
Mr. Bradford	83	247,917	2.6100	10/6/2019	–			–
	–	60,000	4.8600	4/8/2020	–			–
Dr. Farese	–	270,000	5.1300	6/1/2020	–			–
	–	–	–	–	30,000	(4)		362,400
Mr. Gokhale	24,750	156,250	0.6800	2/6/2019	–			–
	–	85,000	4.8600	4/8/2020	–			–

(1)	Generally, 25 percent of the common stock underlying each stock option vests on the one year anniversary of the date of grant or, in some cases, the date of hire, with the remainder vesting in equal annual installments over the following three years, subject to accelerated vesting as described in 2010 Compensation Arrangements of Named Executive Officers.

(2)	Generally, 25 percent of the shares of common stock underlying each RSU vests on the one year anniversary of the date of grant or, in some cases, the date of hire, with the remainder vesting in equal annual installments over the following three years, subject to accelerated vesting as described in 2010 Compensation Arrangements of Named Executive Officers.

(3)	Represents the fair market value per share of our common stock as of December 31, 2010 ($12.08) multiplied by the number of shares underlying RSUs that had not vested as of December 31, 2010.

(4)	Represents a RSU award exercisable for 30,000 shares of our common that was issued to Dr. Farese upon his joining our Company in June 2010 and is subject to vesting as described in footnote 2.

68	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

The following table provides additional information about the value realized by the named executive officers on option award exercises and stock award vesting during the year ended December 31, 2010.

2010 OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	(2)
Mr. Henry	52,111	591,407	8,655	25,229
Mr. Lyle	313,000	2,667,314	–	–
Mr. Bradford	102,000	749,046	–	–
Dr. Farese	–	–	–	–
Mr. Gokhale	119,000	760,260	–	–

(1)	These shares were issued upon “early exercise” of stock options in which both vested and unvested portions of the options are exercised but the shares of common stock attributable to the unvested portion of the options are subject to repurchase options in favor of the Company that lapse in accordance with the original vesting schedule of the options.

(2)	The value realized on vesting of outstanding stock awards is calculated by multiplying the closing price of our common stock as of the vesting date by the number of shares that vested. The calculation of the value realized on vesting does not take into account any taxes that may be payable in connection with the transaction.

2010 PENSION BENEFITS

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. Our compensation committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

2010 NONQUALIFIED DEFERRED COMPENSATION

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our compensation committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	69

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2012 Annual Meeting of Stockholders, the proposal must be received by us at our corporate headquarters at 6290 Sequence Drive, San Diego, California 92121-4358 by December 16, 2011. The proposal should be sent to the attention of the Secretary of the Company.

Under our amended and restated bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders.

These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice, or the Stockholder Notice, of your intention to introduce a nomination or to propose an item of business at our 2012 Annual Meeting of Stockholders:

•

not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of this year’s Annual Meeting if the 2012 Annual Meeting of Stockholders is being held within 30 days preceding or following the anniversary date of this year’s Meeting (May 19, 2011);

•

not earlier than the close of business on the 120th day prior to the 2012 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2012 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting of Stockholders is first made if the

2012 Annual Meeting of Stockholders is being held more than 30 days prior to or delayed by more than 30 days after the anniversary date of this year’s Meeting.

For example, assuming that our 2012 Annual Meeting of Stockholders is held on the anniversary date of this year’s Annual Meeting, we must receive the Stockholder Notice by February 19, 2012. If we do not receive the Stockholder Notice by that date, any matter that is identified in the late Stockholder Notice will not be introduced at the 2012 Annual Meeting of Stockholders.

The Stockholder Notice must include:

•	the name and address of each stockholder giving the Stockholder Notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (the “Proponent”);

•	the class, series and number of shares that are owned beneficially and of record by each Proponent;

•

a description of any oral or written agreement, arrangement or understanding with respect to any director nomination or other proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing;

•

a representation that the Proponents are holders of record or beneficial owners of shares entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person(s) or to propose the business specified in the Stockholder Notice;

•	a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a

70	Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011

sufficient number of the Company’s voting shares to elect such director nominee(s) or to carry such proposal;

•	to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such Stockholder Notice; and

•

description of all derivative transactions by each Proponent during the previous 12-month period, including the date of such transaction and the class, series and number of securities involved in, and the material economic terms of, such transaction.

Additionally, a stockholder nominating a person for election as a director must include in the Stockholder Notice certain biographical information about each director nominee and each director nominee must deliver a written questionnaire that discloses any voting commitments the nominee may have with a third person and a commitment by the nominee to comply with our corporate governance standards and certain other policies and guidelines if elected.

Any Stockholder Notice submitted to us must be updated and supplemented in writing, as necessary, so that the information provided or required to be provided in the Stockholder Notice is true and correct in all material respects as of (i) the record date of the 2012 Annual Meeting of Stockholders and (ii) as of the date that is five business days prior to the date of the 2012 Annual Meeting of Stockholders.

The board is not aware of any matters that are expected to come before the 2011 Annual Meeting of Stockholders other than those referred to in this proxy statement.

If any other matter should come before the Annual Meeting, the proxies appointed by the board intend to vote the proxies in accordance with their best judgment.

The chairman of the 2011 Annual Meeting of Stockholders may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly.

By order of the Board of Directors,

Lance W. Bridges

Vice President, General Counsel and Secretary

Notice of Annual Meeting of Stockholders and Proxy Statement April 14, 2011	71

ANNEX A

ENTROPIC COMMUNICATIONS, INC.

2007 EQUITY INCENTIVE PLAN

APPROVED BY THE BOARD: JULY 24, 2007

APPROVED BY THE STOCKHOLDERS: OCTOBER 8, 2007

TERMINATION DATE: JULY 23, 2017

1. GENERAL.

(a) Successor to Prior Plans. The Plan is intended as the successor to the Company’s 2001 Stock Option Plan and the RF Magic, Inc. 2000 Incentive Stock Plan (together, the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plans shall become available for issuance pursuant to Stock Awards granted hereunder, as provided in Section 3(a) hereof. Any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Stock Awards granted hereunder. All outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans with respect to which they were originally granted.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Awards shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

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(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Option or the strike price of any outstanding Stock Appreciation Right; (2) the cancellation of any outstanding Option or Stock Appreciation Right and the grant in substitution therefor of (a) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or different number of shares of Common Stock, (b) a Restricted Stock Award, (c) a Restricted Stock Unit Award, (d) an Other Stock Award, (e) cash, and/or (f) other valuable consideration as determined by the Board in its sole discretion; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but in each of (A) through (E) only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding Incentive Stock Options, or (C) Rule 16b-3.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and the related guidance thereunder.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

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(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to Officers. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(v)(ii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan shall not exceed three million nine hundred sixteen thousand seven hundred sixty-six (3,916,766) shares, subject to reduction or increase as set forth below. Such share reserve consists of (i) the three hundred seventy-eight thousand three hundred five (378,305) unallocated shares remaining available for issuance under the Prior Plans as of the Effective Date, (ii) an additional three million five hundred thirty-eight thousand four hundred sixty-one (3,538,461) shares to be approved by the stockholders as part of the approval of this Plan, and (iii) the number of shares that may be added to the Plan pursuant to Section 3(b) below (the “Share Reserve”). In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, in an

3.

amount equal to the lesser of (i) five percent (5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) seven million six hundred ninety-two thousand three hundred seven (7,692,307) shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Additions to the Share Reserve. The Share Reserve also shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to options outstanding or are currently issued and outstanding but remain subject to the Company’s right of repurchase under the Prior Plans as of the Effective Date and (ii) but for the termination of the Prior Plans as of the Effective Date, would otherwise have reverted to the share reserves of the Prior Plans pursuant to the provisions thereof.

(c) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iii) a Stock Award is settled in cash, (iv) if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(v), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(d), subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be four million six hundred fifteen thousand three hundred eighty-four (4,615,384) shares of Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 3(a).

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

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(c) Section 162(m) Limitation. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than four million six hundred fifteen thousand three hundred eighty-four (4,615,384) shares of Common Stock.

(d) Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant.

5. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other

5.

payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.

(e) Vesting of Options Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, unless otherwise provided in an Optionholder’s Option Agreement, if the sale of the Common Stock

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received upon exercise of an Option following the termination of the Optionholder’s Continuous Service (other than for Cause) would violate the Company’s Window Period Policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the post-termination exercise period described in Section 5(f) above or Sections 5(h) or 5(i) below after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of the Company’s Window Period Policy; or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(k) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

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(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

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(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price.

(iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

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(viii) Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the maximum number of shares that may be granted to any Participant in a calendar year attributable to Performance Stock Awards described in this Section 6(d)(i) shall not exceed the value of four million six hundred fifteen thousand three hundred eighty-four (4,615,384) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to cash awards described in this Section 6(d)(ii) shall not exceed five million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

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(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. MISCELLANEOUS.

(a) Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and

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business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

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9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award.

(i) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with subsection (i) above, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

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(iii) Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards in accordance with subsections (i) or (ii) above, respectively, then with respect to Stock Awards that have not been assumed, continuous or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period before or after the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

10. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Award shall be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the Stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

12. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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13. DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

(e) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s conviction of, or a plea of nolo contendere to, a felony; (ii) such Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property or assets of the Company; (iii) such Participant’s violation of the Company’s drug policy; or (iv) such Participant’s intentional and willful engagement in misconduct which is materially injurious to the Company.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

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(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions relative to each other as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Entropic Communications, Inc., a Delaware corporation.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the

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Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(m) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(n) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(q) “Effective Date” means the effective date of the Plan as set forth in Section 11.

(r) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Entity” means a corporation, partnership, limited liability company or other entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

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(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(w) “Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(e).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an

18.

officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Awards, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(mm) “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award.

19.

(nn) “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(d)(i).

(oo) “Plan” means this Entropic Communications, Inc. 2007 Equity Incentive Plan.

(pp) “Prior Plans” means the Company’s 2001 Stock Option Plan and the RF Magic, Inc. 2000 Incentive Stock Plan, each as in effect immediately prior to the Effective Date.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

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1	¢

ENTROPIC COMMUNICATIONS, INC.

PROXY FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes any and all previous proxies, acknowledges receipt of the notice of the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2011 and the proxy statement, and appoints Patrick Henry and David Lyle, and each of them, with power to act without the other and with full power of substitution, as proxies of the undersigned, and authorizes each of them to vote all of the shares of Entropic Communications, Inc. (“Entropic”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held on May 19, 2011 at 2:00 p.m. Pacific Daylight Time at Entropic’s corporate headquarters, 6290 Sequence Drive, San Diego, California, and at any adjournment(s), continuation(s) or postponement(s) thereof, with all powers that the undersigned would possess if personally present at the Annual Meeting. IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXIES WILL VOTE FOR EACH OF THE LISTED NOMINEES AND FOR PROPOSALS 2, 3 AND 5 AND WILL VOTE 1 YEAR ON PROPOSAL 4 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S), CONTINUATION(S) OR POSTPONEMENT(S) THEREOF.

Please complete, sign and date on reverse side. Thank you for voting.

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

ENTROPIC COMMUNICATIONS, INC.

May 19, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at ir.entropic.com/financials.cfm.

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢	20230304030000000000 0	051911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND A VOTE FOR PROPOSALS 2, 3 AND 5. THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “1 YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect each of the nominees listed below to serve on the Company’s board of directors until the 2014 Annual Meeting of Stockholders and/or until his respective successor is duly elected and qualified.
NOMINEE:
☐	FOR ALL NOMINEES	O Thomas Baruch O Patrick Henry

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

			FOR	AGAINST	ABSTAIN

2.	To reapprove the Internal Revenue Code Section 162(m) performance criteria and award limits of the Entropic Communications, Inc. 2007 Equity Incentive Plan.		☐	☐	☐
			FOR	AGAINST	ABSTAIN

3.	To approve Entropic’s executive compensation.		☐	☐	☐
		1 year	2 years	3 years	ABSTAIN

4.	To approve the frequency with which a shareholder advisory vote on executive compensation will be held.	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN

5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.		☐	☐	☐

6.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s), continuation(s) or postponement(s) thereof.

The board of directors recommends a vote FOR each of the listed nominees and a vote FOR proposals 2, 3 and 5. The board of directors recommends a vote of 1 YEAR for proposal 4. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR each of the listed nominees and FOR proposals 2, 3 and 5 and will vote 1 YEAR on proposal 4.

THANK YOU FOR VOTING

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢